Exhibit 10.1

$30,000,000.00

AMENDED AND RESTATED

REVOLVING LINE OF CREDIT AGREEMENT

DATED AS OF OCTOBER 3, 2011

Among

HAWAIIAN TELCOM COMMUNICATIONS, INC.

as Borrower,

FIRST HAWAIIAN BANK

as Agent,

And

FIRST HAWAIIAN BANK

AND THE OTHER LENDERS FROM TIME TO TIME PARTY HERETO

As Lenders

i

		(iii) Apportionment of Payments	20
		(iv) Payments on Business Days	21
		(v) Notation of Payment	21
2.5	Special Provisions Governing LIBOR Rate Loans		21
	A.	Determination of Applicable Interest Rate	21
	B.	Inability to Determine Applicable Interest Rate	21
	C.	Illegality or Impracticability of LIBOR Rate Loans	21
	D.	Compensation For Breakage or Non-Commencement of Interest Periods	22
	E.	Booking of LIBOR Rate Loans	23
	F.	Assumptions Concerning Funding of LIBOR Rate Loans	23
	G.	LIBOR Rate Loans After Default	23
Section 3.		INCREASED COSTS, TAXES, CAPITAL ADEQUACY, AND MITIGATION	23
3.1	Increased Costs; Taxes; Capital Adequacy		23
	A.	Compensation for Increased Costs and Taxes	23
	B.	Withholding of Taxes	24
		(i) Payments to Be Free and Clear	24
		(ii) Grossing-up of Payments	24
		(iii) Evidence of Exemption from Withholding Tax	25
	C.	Capital Adequacy Adjustment	26
3.2	Obligation of Lenders to Mitigate		27
3.3	Replacement of Lenders		27
Section 4.		CONDITIONS TO LOANS	27
4.1	Conditions to Closing		28
	A.	Borrower’s Authorization	28
	B.	Guarantors’ Authorizations	28
	C.	Documentation and Proceedings	28
	D.	The Note	28
	E.	The Guaranty	28
	F.	Reserved	28
	G.	The Amendment of Mortgage and Amendment to Security Instruments	28
	H.	Material Adverse Change	29
	I.	Opinion of Counsel	29
	J.	Title Insurance Policy	29
	K.	Expenses	29
	L.	No Event of Default	29
4.2	Conditions to Each Loan and Letter of Credit		29
	A.	No Default	29
	B.	Representations and Warranties	29
	C.	Material Adverse Change	29
	D.	Fees and Other Charges	29
Section 5.		BORROWER’S REPRESENTATIONS AND WARRANTIES	30
5.1	Corporate Status		30
5.2	Authority; No Conflict		30

5.3		Enforceability	30
5.4		Compliance with Laws	30
5.5		Licenses; Tariffs	30
5.6		Financial Statements	31
5.7		Litigation	31
5.8		No Violation	31
5.9		Reserved	31
5.10		Consents	31
5.11		ERISA	31
5.12		Use of Proceeds	32
5.13		Hazardous Materials	32
5.14		Brokers, Finders and Agents	32
5.15		Amendment to Term Loan Documents	32
Section 6.		BORROWERS’ COVENANTS	33
6.1		Financial Statements	33
6.2.		Taxes	34
6.3		Insurance	34
6.4		Existence	35
6.5		Maintenance	35
6.6		Employee Pension Profit Plan	35
6.7		Financial Covenants	35
	A.	Total Leverage Ratio	35
	B.	Minimum Liquidity	36
	C.	Non NGTV Capital Expenditures	36
	D.	NGTV Capital Expenditures	36
6.8		Compliance with PUC Decision and Order	36
6.8		Negative Covenants	36
Section 7.		EVENTS OF DEFAULT	37
7.1		Representations	37
7.2		Principal and Interest	37
7.3		Defaults Under Term Loan Facility and Other Agreements	37
7.4		Bankruptcy	38
7.5		Other Covenants	38
7.6		Security Agreement	38
7.7		Mortgage	38
7.8		Guaranty	39
7.9		ERISA	39
7.10		Material Adverse Change	39
7.11		Judgments	39
7.12		PUC Decision and Order	40
8.		AGENT	40
8.1		Appointment	40
8.2		Powers; General Immunity	40
	A.	Duties Specified	40
	B.	No Responsibility for Certain Matters	40
	C.	Exculpatory Provisions	40

	D.	Agent Entitled to Act as Lender	41
8.3	Representations and Warranties; No Responsibility For Appraisal of Credit-worthiness		41
8.4	Right to Indemnity		41
8.5	Successor Agent		42
Section 9.		MISCELLANEOUS	42
9.1	Assignments and Participations in Loans		42
	A.	General	42
	B.	Assignments	42
		(i) Amounts and Terms of Assignments	42
		(ii) Acceptance by Agent; Recordation in Register	43
	C.	Participations	44
	D.	Assignments to Federal Reserve Banks	44
	E.	Information	44
9.2	Expenses		45
9.3	Indemnity		45
9.4	Set-Off		46
9.5	Ratable Sharing		46
9.6	Amendments and Waivers: Replacement of Lenders		47
	A.	Amendments and Waivers	47
	B.	Replacement of Lenders	47
9.7	Independence of Covenants		48
9.8	Notices		48
9.9	Survival of Representations, Warranties and Agreements		48
9.10	Failure or Indulgence Not Waiver; Remedies Cumulative		48
9.11	Marshalling; Payments Set Aside		48
9.12	Severability		49
9.13	Obligations Several; Independent Nature of Lenders’ Rights and Borrower’s Obligations		49
9.14	Headings		49
9.15	Applicable Law		49
9.16	Successors and Assigns		49
9.17	Consent to Jurisdiction and Service of Process		49
9.18	Waiver of Jury Trial		50
9.19.	Compliance with OFAC Restrictions		50
9.20	Confidentiality		51
9.21	Counterparts; Facsimile Signatures; Effectiveness		51

AMENDED AND RESTATED

REVOLVING LINE OF CREDIT AGREEMENT

This AMENDED AND RESTATED REVOLVING LINE OF CREDIT AGREEMENT is dated and effective as of October 3, 2011 (the “Effective Date”) and entered into by and among HAWAIIAN TELCOM COMMUNICATIONS, INC., a Delaware corporation (the “Borrower”), FIRST HAWAIIAN BANK, a Hawaii corporation, as the agent for the Lenders referred to below (together with its successors and assigns in such capacity, “Agent”), FIRST HAWAIIAN BANK, a Hawaii corporation, and each of the other lenders from time to time party hereto (each individually referred to herein as a “Lender” and collectively as “Lenders”).

RECITALS

WHEREAS, the Borrower and First Hawaiian Bank are parties to that certain Revolving Credit Agreement dated as of October 28, 2010.

WHEREAS, the Borrower, the Agent and the Lenders wish to amend and restate in its entirety the Revolving Credit Agreement as more particularly set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Agent and Lenders agree as follows:

Section 1.                                          DEFINITIONS

1.1                                 Certain Defined Terms.

The following terms used in this Agreement shall have the following meanings:

“Adjusted LIBOR Rate” means, for each Interest Period, the rate per annum obtained by (i) taking the offered rate of interest which appears on the Bloomberg Official BBAM LIBOR Rates page as of 11:00 a.m., London Time, on the applicable Interest Rate Determination Date, and (ii) dividing such rate by a percentage equal to 100% minus the LIBOR Reserve Percentage.

“Affected Lender” has the meaning assigned to that term in subsection 2.5C.

“Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agent” has the meaning assigned to that term in the introduction to this Agreement.

“Agent’s Fee” has the meaning set forth in subsection 2.3B.

“Agent’s Funding and Payment Office” means the office of Agent located at 999 Bishop Street, Honolulu, Hawaii 96813, or such other location in the United States of America as may from time to time be designated in writing by Agent.

“Aggregate Amounts Due From Borrower” has the meaning assigned to that term in subsection 9.5.

“Agreement” means this Revolving Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time.

“Applicable Base Rate Margin” means the applicable number of percentage points set forth in the Interest Rate Matrix.

“Applicable LIBOR Margin” means the applicable number of percentage points set forth in the Interest Rate Matrix.

“Assignment Agreement” means an Assignment Agreement in substantially the form of Exhibit “5” annexed hereto.

“Authorized Person” means an officer of the Borrower or such other person designated by the Borrower in writing.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Base Rate” means the Prime Rate, as determined by the Agent on a daily basis.

“Base Rate Loans” means Loans advanced to Borrower bearing interest at rates determined by reference to the Base Rate, as provided in subsection 2.2A.

“Borrower” has the meaning assigned to that term in the introduction to this Agreement.

“Business Day” means any day excluding Saturday and Sunday and also excluding (i) for all purposes other than as covered by clause (ii) below, any day which is a legal holiday under the laws of the State of Hawaii or is a day on which banking institutions located in the State of Hawaii are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, findings and payments in connection with the Adjusted LIBOR Rate, any day which is not a Business Day pursuant to clause (i) or which is not a day for trading by and between banks in Dollar deposits in the applicable interbank Eurodollar market.

“Capital Lease”, as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with accounting principles used by that Person and reasonably acceptable to Agent, is accounted for as a capital lease on the balance sheet of that Person.

“Certificate re. Non-Bank Status” means a certificate substantially in the form of Exhibit “6” annexed hereto, delivered by a Lender to Agent pursuant to subsection 3.1B(iii).

“Chapter 11 Cases” has the meaning set forth in the Term Loan Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the collateral described in the Term Loan Agreement.

“Commitment” or “Revolving Commitment” means the commitment of a Lender to make Loans to Borrower pursuant to subsection 2.1A, and “Commitments” means such commitments of all Lenders in the aggregate.

“Consolidated Funded Debt” means the sum (without duplication) of (i) the outstanding principal balance under this Revolving Credit Agreement, (ii) the outstanding principal balance under the Term Loan Facility, (iii) any other indebtedness of the Borrower for borrowed money to the extent of the principal amount outstanding thereunder, (iv) the principal component of all obligations of the Borrower evidenced by bonds, debentures or notes or otherwise evidencing extensions of credit, (v) the obligation of the Borrower for the payment of the deferred purchase price of property or services (except trade accounts in the ordinary course of business), regardless of when such liability or other obligation is due and payable, (vi) obligations of the Borrower for Capital Leases, (vii) guaranties, assumptions and endorsement by the Borrower of indebtedness for borrowed money of others, and (viii) indebtedness for borrowed money of others secured by any assets of Borrower provided that, if such indebtedness has not been assumed, only the lesser of the amount of such indebtedness and the value of such assets of the Borrower shall be included in “Consolidated Funded Debt”.

“Consolidated EBITDA” shall have the meaning specified in the Term Loan Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Default” shall mean any event, act or condition which with notice or lapse of time or both would, unless cured or waived, constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 2.2E.

“Defaulting Lender’ shall have the meaning set forth in Section 2.1C(vi).

“Designated Entity” shall have the meaning set forth in the Term Loan Agreement.

“Designated Officer” shall mean Borrower’s Chief Financial Officer, the Controller of Borrower, or another officer of Borrower designated in writing to Agent by Borrower’s Chief Financial Officer.

“Dollars”, “$” and “U.S.$” means any lawful money of the United States of America.

“Effective Date” shall mean October 3, 2011, the effective date of this Agreement.

“Eligible Assignee” means, other than any Designated Entity, (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) to which Agent and Borrower have consented (which consent may be withheld in Borrower’s sole discretion); and (B) subject to such transfer not resulting in additional costs being payable by Borrower under subsection 2.5 or 3.1, any Lender and any Affiliate of any Lender; provided that (x) neither Borrower nor any Affiliate of Borrower shall be an Eligible Assignee, and (y) by entry into this Agreement, the Borrower consents to American Savings Bank, a federal savings bank, as an Eligible Assignee.

“Environmental Laws” shall have the meaning set forth in the Term Loan Agreement.

“Environmental Liability” shall have the meaning set forth in the Term Loan Agreement.

“ERISA Affiliate” shall have the meaning set forth in the Term Loan Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 as amended from time to time.  Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Event” shall have the meaning set forth in the Term Loan Agreement.

“Event of Default” means each of the events set forth in Section 7.

“Excluded Taxes” means with respect to any Person (i) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Lender is located, (c) in the case of a Non-U.S. Lender, any withholding tax that is imposed on amounts payable to such Non-U.S. Lender at the time such Non-U.S. Lender becomes a party hereto (or designates a new lending office) or is attributable to such Non-U.S. Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.1B(iii), except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.1B, and (d) any tax imposed under FATCA.

“FATCA” means Section 1471, 1472, 1473, and 1474 of the Code, or any Treasury Regulations promulgated thereunder or published administrative guidance implementing such Sections.

“Federal Funds Effective Rate” shall mean, for any period, a fluctuating interest rate equal for each during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by Agent.

“Funding Date” shall mean the date any Loan is funded, which must be a Business Day.

“GAAP” shall mean generally accepted accounting principles in the United States.

“Guaranty” shall mean that certain Guaranty dated October 28, 2010, executed by the Guarantors in favor of First Hawaiian Bank, as amended and restated in favor of the Agent and the Lenders, pursuant to which the Guarantors jointly and severally guaranteeing the due and punctual payment of the Note, and the observance and performance of the Borrower’s obligations under the Loan Documents.

“Guarantors” shall mean, individually and collectively, (i) Holdco, (ii) Hawaiian Telcom, Inc., Hawaiian Telcom Services Company, Inc., and (iii) each other Person that subsequently becomes party to the Guaranty as a Guarantor on the terms provided for therein.

“Hazardous Materials” shall have the meaning set forth in the Term Loan Agreement.

“Holdco” means Hawaiian Telcom Holdco, Inc., a Delaware corporation.

“lndemnitee” has the meaning assigned to that term in subsection 9.3.

“Insolvency Laws” means the Bankruptcy Code, or any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in the United States of America or any state thereof.

“Inter-creditor and Collateral Sharing Agreement” shall mean that certain Inter-Creditor and Collateral Sharing Agreement; Cross-Default Agreement, made effective as of October 28, 2010, by and among the Borrower, the Guarantors, Wilmington Trust FSB, as “Term Loan Facility Collateral Agent”, and First Hawaiian Bank, as “Revolving Facility Lender” and “Revolving Facility Collateral Agent”, respecting the sharing of the Collateral and the Mortgaged Property by the Revolving Facility Collateral Agent (for the benefit of the Revolving Facility) and the Term Loan Facility Collateral Agent (for the benefit of the Term Loan Facility), and the repayment of the Commitment from the proceeds of the Collateral and the Mortgaged Property prior to the repayment of the Term Loan Facility, as such instrument shall be amended, restated, supplemented or otherwise modified from time to time, including in connection with the execution of this Amended and Restated Revolving Line of Credit Agreement.

“Interest Payment Date” means (i) with respect to any Base Rate Loan, the Monthly Payment Date, commencing on the last day of the month in which the Loan is made; and (ii) with respect to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan; provided that, if the Interest Period for such LIBOR Rate Loan is six (6) months, then interest shall be payable after 90 days, and again at the end of the Interest Period for such LIBOR Rate Loan, and (iii) in respect of each Loan, on any prepayment or at maturity (whether by acceleration or otherwise), and, after maturity, on demand.

“Interest Period” has the meaning assigned to that term in subsection 2.2B.

“Interest Rate Determination Date” means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

“Interest Rate Matrix” means the following table, which sets forth the Applicable Base Rate Margin, the Applicable LIBOR Margin and the Unused Commitment Fee Percentage

based on the Consolidated Funded Debt to Consolidated EBITDA ratio then in effect, which shall be used to calculate the interest rate on an Interest Rate Determination Date; provided however, that during any Interest Period, the Agent shall adjust the Applicable Base Rate Margin, the Applicable LIBOR Martin and the Unused Commitment Fee Percentage to reflect the Consolidated Funded Debt to Consolidated EBITDA ratio last reported by Borrower, and such adjustment shall be effective on the first Business Day following delivery of such report:

Consolidated Funded Debt to Consolidated EBITDA	Applicable Base Rate Margin	Applicable LIBOR Rate Margin	Unused Commitment Fee Percentage

Less than or equal to 2.00	3.00%	4.00%	0.375%
2.01 to 2.50	3.375%	4.375%	0.500%
2.51 to 3.00	3.875%	4.875%	0.600%
3.01 to 3.50	4.500%	5.500%	0.750%
Greater than 3.50 (Technical Default)	6.00%	Not Applicable

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

“Lender” and “Lenders” means the persons identified as “Lenders” and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 9.1.

“Letter of Credit” shall mean a commercial or standby letter of credit, issued by the Lender at the request of, and for the account of, the Borrower, under the Commitment, as provided in Section 2.1 F of this Agreement.

“Letter of Credit Fee” shall mean the fee, payable by the Borrower to the Lender, as provided in Section 2.1 F of this Agreement, in respect of each Letter of Credit issued by the Lender for the account of the Borrower hereunder.

“LIBOR Rate Loans” means Loans advanced to Borrower and bearing interest at rates determined by reference to the Adjusted LIBOR Rate as provided in subsection 2.2A.

“LIBOR Reserve Percentage” means shall mean, with respect to each LIBOR Rate Loan, the then maximum effective rates per annum (expressed as a decimal), as determined solely by the Agent (which determination shall be final, conclusive and binding on all of the parties hereto, absent manifest error), of the maximum aggregate reserve requirements (whether or not incurred and including all basic, emergency, supplemental, marginal and other reserves and taking into account any scheduled changes in reserve requirements) specified under regulations to which the Lenders are subject, issued from time to time by the Board of Governors of the Federal Reserve System on $1,000,000 “Eurocurrency Liabilities” of the Lenders, having a maturity equal to the term of the applicable LIBOR Interest Period.

“Lien” shall have the meaning set forth in the Term Loan Agreement.

“Liquidity” shall have the meaning set forth in the Term Loan Agreement.

“Loan Documents” means this Amended and Restated Revolving Credit Agreement, the Note, the Guaranty, the Mortgage, the Security Agreements and the Inter-creditor Agreement and Collateral Sharing Agreement, as the same shall be amended or amended and restated, and any other agreements or instruments evidencing and/or securing the Loans.

“Loan Parties” means the Borrower, each Guarantor, and the other Subsidiaries of the Borrower executing one or more of the Loan Documents.

“Loans” means Loans made by Lenders to Borrower pursuant to subsections 2.1A.

“Material Adverse Effect” means (i) a material adverse effect upon the business, operations, properties, assets or financial condition of Borrower or any Guarantor, taken as a whole, or (ii) the material impairment of the ability of Borrower and the Guarantors, taken as a whole, to perform the Obligations in the aggregate.

“Monthly Payment Date” means the last Business Day of each calendar month.

“Mortgage” shall that certain Real Property Mortgage and Financing Statement dated November 1, 2010 recorded in the Office of the Assistant Registrar of the Land Court of the State of Hawaii as Document No. 4015285 and recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 2010-165556, as amended by that certain Amendment to Real Property Mortgage and Financing Statement executed concurrently herewith in substantially the form attached as Exhibit “7”, pursuant to which Hawaiian Telcom, Inc. grants to the Agent, for the ratable benefit of the Lenders, a first priority lien on the Mortgaged Property.

“Mortgaged Property” shall mean the mortgaged property defined in the Mortgage.  The Borrower shall cause the mortgagor under the Mortgage to supplement the Mortgage from time to time, as additional easements, licenses and governmental authorizations, each with a purchase price in excess of $250,000.00 are acquired by the mortgagor; provided that at no time shall such easements, licenses and governmental authorizations with an aggregate purchase price in excess of $2,000,000.00 be excluded from the Mortgaged Property.

“NGTV Capital Expenditures” shall have the meaning specified in the Term Loan Agreement.

“NGTV Initiative” shall have the meaning specified in the Term Loan Agreement.

“Non-NGTV Capital Expenditures” shall have the meaning specified in the Term Loan Agreement.

“Note” means that certain Revolving Note dated October 28, 2010 in the aggregate principal amount of $30,000,000.00, as amended and restated by that certain Amended and Restated Revolving Note executed concurrently herewith, as the same may be amended, supplemented or otherwise modified from time to time.

“Notice of Borrowing” means a notice substantially in the form of Exhibit “1” annexed hereto executed by a Designated Officer and delivered by Borrower to Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

“Notice of Conversion” means a notice substantially in the form of Exhibit “2” annexed hereto, executed by a Designated Officer and delivered by Borrower to Agent pursuant to subsection 2.2D with respect to a proposed conversion of the applicable basis for determining the interest rate with respect to the Loans specified therein.

“Obligations” means all financial obligations of every nature of Borrower from time to time owed to Agent, Lenders, or any of them under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

“”PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Plan” shall mean at any time an “employee pension benefit plan” (other than a “multiemployer plan” (within the meaning of Section 3(37) of ERISA)) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and in respect of which the Borrower or any ERISA Affiliate (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be an “employer”, as defined in Section 3(5) of ERISA) has any material liability.

“Prime Rate” means the lending rate of interest per annum announced publicly by Agent from time to time as its “Prime Interest Rate”, which rate shall not necessarily be the best or lowest rate charged by Agent from time to time. Such prime interest rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Agent or any other Lender may make commercial loans or other loans to its other customers at rates of interest at, above or below such prime interest rate.

“Principal Balance” means the aggregate principal amount of all outstanding Loans.

“Pro Rata Share” means, with respect to any Lender, the Commitment of such Lender as a percentage of the sum of the Commitments of all Lenders.

“Projections” shall have the meaning specified in the Term Loan Agreement.

“PUC Decision and Order” shall mean that certain Decision and Order issued by the Public Utilities Commission of the State of Hawaii, filed in Docket No. 2010-0001, on September 22, 2010, relating to the Application by Hawaiian Telcom, Inc., and Hawaiian Telcom Services Company, Inc., for an Order Approving the Joint Chapter 11 Plan of Reorganization of Hawaiian Telcom Communications, Inc., and its Debtor Affiliates, Including Certain Security Arrangements, as modified or clarified by that certain Decision and Order filed in Docket No. 2011-0124 on June 17, 2011 and Order Approving Parties’ Joint Motion, filed August 31, 2011, on September 2, 2011.

“Quarter” means each of the following three-month periods in each year: January 1 to and including March 31; April 1 to and including June 30; July 1 to and including September 30; and October 1 to and including December 31.

“Register” has the meaning assigned to that term in subsection 2.1D.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Requisite Lenders” means Lenders having or holding 51% or more of the aggregate Commitments (or if the Commitments have terminated, the Lenders having or holding at least 51% of the outstanding Principal Balance).

“Security Agreements” mean collectively that certain (a) Security Agreement dated October 28, 2010, by and among the Borrower and the Guarantors, as Debtors, and First Hawaiian Bank, as Lender, (b) Trademark Security Agreement dated as of January 3, 2011, by and between Hawaiian Telcom, Inc. and the Borrower, as Grantors and First Hawaiian Bank, as Lender, and (c) Copyright Security Agreement dated January 3, 2011, by and between Hawaiian Telcom Services Company, Inc., as Grantor and First Hawaiian Bank, as Lender, as each of the foregoing instruments may be amended, restated, waived, supplemented or otherwise modified from time to time, including by that certain Amendment to Security Agreement executed concurrently herewith in substantially the form attached as Exhibit “8”,

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association, joint venture, limited liability company, limited liability partnership, or other business entity of which more than 50% of the total voting power of shares of capital stock or other ownership or membership interests, entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof, is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Tax” or “Taxes” means any present or future governmental tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

“Term Loan Facility” shall mean the term loan facility, in the aggregate amount of $300,000,000.00, made by the Term Loan Lenders to the Borrower pursuant to the Term Loan Agreement.

“Term Loan Agreement” shall mean that certain Senior Secured Loan Agreement dated October 28, 2010, executed by and between the Borrower, Wilmington Trust FSB, as Administrative Agent and Collateral Agent, and the various lenders from time to time parties thereto, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time in accordance with its terms; provided, however, that whenever reference is made in this Agreement to (a) any terms defined in the Term Loan Agreement or (b) any covenants contained in the Term Loan Agreement, such references shall mean the terms defined in, or the covenants contained in, the Senior Secured Loan Agreement dated October 28, 2010, described above, without amendment other than amendments to which the Requisite Lenders have consented in writing.

“Term Loan Lenders” shall mean the lenders made parties to the Term Loan Agreement from time to time.

“Termination Date” means October 3, 2015.

“Total Indebtedness” shall have the meaning specified in the Term Loan Agreement.

“Total Leverage Ratio” shall mean, on any date, the ratio obtained by dividing (a) Total Indebtedness by (b) Consolidated EBITDA, for the period of four (4) consecutive Quarters of the Borrower most recently ended on or prior to such date.

“Upfront Fee” shall mean the fee, in the amount of $150,000.00, payable by the Borrower to the Lenders on the Effective Date, as provided in Section 2.3 of this Agreement.

“UCC-1 Financing Statements” shall mean each of the UCC-1 Financing Statements recorded on or about October 28, 2010 in the Bureau of Conveyances of the State of Hawaii and filed in the office of the Secretary of State of the State of Delaware, each as amended and/or continued, covering the items of personal property described in the Security Agreement.

“Unused Commitment Fee” means a fee, payable quarterly in arrears, as provided in subsection 2.3B, equal to the applicable Unused Commitment Fee Percentage, multiplied by the difference between (a) the total Commitments for such prior quarterly period, and (b) the Principal Balance of all Loans made during such prior quarterly period as determined on the last day of the applicable quarter, computed on an actual daily balance basis, in arrears.

“Unused Commitment Fee Percentage ” means the applicable number of percentage points set forth in the Interest Rate Matrix.

1.2                                 Accounting Terms; GAAP.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Lender that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

1.3                                 Other Definitional Provisions.

References to “Sections” and “subsections” shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

Section 2.                                          AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1                                 Commitments; Making of Loans and Letters of Credit; the Register; Note.

A.                                   Commitments and Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower set forth in this Agreement and in the Loan Documents, each Lender severally agrees to make Loans to Borrower and to issue Letters of Credit for the account of the Borrower from time to time during the period from the Effective Date to but excluding the Termination Date, in an aggregate amount outstanding at any time not exceeding its Pro Rata Share of the aggregate amount of the Commitments, to be used for the purposes identified in Section 5.12.  The original amount of each Lender’s Commitment is set forth opposite its name on Schedule “1” annexed hereto, and the aggregate original amount of the Commitments is $30,000,000.00; provided that the individual Commitment of each Lender shall be adjusted to give effect to any assignments of the Commitments pursuant to subsection 9.1B; and provided, further that the amount of the Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4A(ii). Each Lender’s Commitment shall expire on the Termination Date, and all Loans and all other amounts owed hereunder with respect to the Loans and with respect to the Commitment of such Lender, shall be paid in full no later than the Termination Date. Subject to the provisions of Section 7, amounts borrowed under this subsection 2.1A may be repaid and re-borrowed to but excluding the Termination Date.

Anything contained in this Agreement to the contrary notwithstanding, the Loans and the Commitments shall be subject to the limitation that in no event shall the Principal Balance at any time exceed the total Commitments then in effect.  All Loans shall be denominated and funded in Dollars.

B.                                     Borrowing Mechanics.

Loans.  Loans made on any Funding Date shall be in an aggregate minimum amount of $250,000.00 and integral multiples of $100,000.00. Whenever Borrower desires that Lenders make Loans, Borrower shall deliver to Agent a Notice of Borrowing, no later than 10:00 a.m.(Hawaii time) at least two Business Days in advance of the proposed Funding Date in the case of a LIBOR Rate Loan, and at least one Business Day in advance of the proposed Funding Date in the case of a Base Rate Loan. LIBOR Rate Loans may not be borrowed on the Effective Date unless the Borrower shall have entered into a Special Funding Procedures Letter Agreement with Agent and Lenders on or prior to the date that is two Business Days before the Effective Date.  Loans may be continued as or converted into Base Rate Loans and LIBOR Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Borrower may give Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B, provided, that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Agent on or before the applicable Funding Date.

(i)                                     General Provisions Relating to Borrowing.  Neither Agent nor any Lender shall incur any liability to Borrower for acting in accordance with this subsection 2.1B, or in accordance with instructions given pursuant to this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement, Borrower shall have effected the Loans hereunder.

Borrower shall notify Agent prior to the funding of any Loan in the event that any of the matters to which Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Borrower of the proceeds of any Loans shall constitute a re-certification by Borrower, as of the applicable Funding Date, as to the matters to which Borrower is required to certify in the applicable Notice of Borrowing.

Except as otherwise provided in subsections 2.5B, 2.5C and 2.5G, a Notice of Borrowing for a LIBOR Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing in accordance therewith.

C.                                     Disbursement of Funds.

(i)                                     Funding of Loans.  All Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Shares. Promptly after receipt by Agent of a Notice of Borrowing, Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Agent, in Dollars and same day funds, at the Agent’s Funding and Payment Office not later than 10:00 a.m., (Hawaii time) on the applicable Funding Date.

(ii)                                  Disbursement of Loan Proceeds by Agent.  Upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Effective Date) and 4.2 (in the case of all Loans), Agent shall make the proceeds of such Loans available to Borrower no later than 1:00 p.m. (Hawaii time) on the applicable Funding Date by causing an amount of same day funds in Dollars, equal to the proceeds of all such Loans received by Agent from Lenders, to be credited to an account of Borrower at the Agent’s Funding and Payment Office or to be wired to such account with another financial institution as Borrower may specify in writing to Agent, as applicable.

(iii)                               Agent May Advance Funds; Failure of Lender to Fund Loan.  Unless Agent shall have received notice from a Lender prior to a requested Funding Date that such Lender does not intend to make available to Agent the Lender’s Pro Rata Share of the requested Loan, the Agent may assume that such Lender has made or will make its Pro Rata Share of the requested Loan available to Agent on the requested Funding Date.  The Agent may in its sole discretion and in reliance upon such assumption make available to Borrower on the Funding Date a corresponding amount.  If a Lender does not make available to the Agent the full amount of such Lender’s Pro Rata Share of any Loan required to be funded on the requested Funding Date, the Agent may, but shall not be obligated to, advance such corresponding amount, and accrue interest thereon for Agent’s own account at the Federal Funds Rate for each day from the date such principal amount is made available to the Borrower until the date such principal amount (together with accrued interest) is repaid by such Lender or Borrower, as provided below, to the Agent. Notwithstanding any provision of this Agreement requiring the pro rata repayment of amounts owing to Lenders hereunder, if Agent has made an advance in respect of another Lender’s Commitment in accordance with this subsection 2.1C(iii) and such Lender does not reimburse the amount of such advance with interest at the Federal Funds Rate immediately upon the Agent’s demand therefor, all payments in respect of principal received by Agent from Borrower shall be paid to Agent to reduce such amounts owing to Agent by such Lender until Agent has been reimbursed in full; provided that if the making of such advance by Agent causes the aggregate principal balance of Loans extended by Agent hereunder, in either its capacity as Agent or as a Lender, to exceed Agent’s Commitment as a Lender, Agent shall notify Borrower and Borrower shall, within two (2) days after such notice pay the principal amount of such excess to Agent with interest thereon at the applicable interest rate otherwise payable by Borrower hereunder.

(iv)                              Failure of Lender to Fund Letters of Credit.  Unless Agent shall have received notice from a Lender prior to the date payment is required on a Letter of Credit issued under this Agreement, that such Lender does not intend to make available to Agent the Lender’s Pro Rata Share of the amount of such Letter of Credit, the Agent may assume that such Lender has made or will make its Pro Rata Share of the Letter of Credit available to Agent on the date the Letter of Credit is presented to Agent for payment.  The Agent shall, in reliance upon such assumption, make payment on such Letter of Credit.  If a Lender does not make available to the Agent the full amount of such Lender’s Pro Rata Share of any Letter of Credit when payment is required from Agent as the issuing bank, the Agent may, but shall not be obligated to, advance such corresponding amount and accrue interest thereon for Agent’s own account at the Federal Funds Effective Rate for each day from the date such principal amount is made available to the Borrower until the date such principal amount (together with accrued interest) is repaid by such Lender or Borrower, as provided below, to the Agent.  Notwithstanding any provision of this Agreement requiring the pro rata repayment of amounts owing to Lenders hereunder, if Agent has made payment on a Letter of Credit in respect of another Lender’s Commitment in accordance with this subsection 2.1C(iv) and such Lender does not reimburse the amount of such payment with interest at the Federal Funds Rate immediately upon the Agent’s demand therefor, all principal payments made by Borrower to Agent shall be paid to Agent to reduce such amounts owing to Agent by such Lender until Agent has been reimbursed in full; provided that if the payment of a Letter of Credit by Agent causes the aggregate principal balance of Letters of Credit extended by Agent hereunder, in either its capacity as Agent or as a Lender, to exceed Agent’s Commitment as a Lender, Agent shall notify Borrower and Borrower shall, within two (2) days after such notice pay the principal amount of such excess to Agent with interest thereon at the applicable interest rate otherwise payable by Borrower hereunder.

(v)                                 Several Obligations of Lenders.  No Lender shall be responsible for any default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender’s obligation to fund its Pro Rata Share of a Loan or Letter of Credit requested hereunder. The failure of any Lender to fund its Pro Rata Share of any Loan or Letter of Credit shall not relieve any other Lender of its obligation to fulfill its Commitment to fund its Pro Rata Share as and when required under this Agreement, but no Lender shall be responsible for any such failure of any other Lender.  The Borrower shall be entitled to exercise any rights and remedies it may have at law or in equity against any Lender as a result of any default by such Lender under this Agreement.

(vi)                              Defaulting Lenders.

(a)                                  In the event that, at any time (other than during a period when an Event of Default has occurred and is continuing) a Lender fails or refuses to fund its Pro Rata Share as required under this Agreement, such Lender, after two (2) Business Days from the date it failed to fund its Pro Rata Share, shall be deemed to be a “Defaulting Lender”. Until such time as a Defaulting Lender has funded its Pro Rata Share (which late funding shall not absolve such Defaulting Lender from any liability it may have), the Defaulting Lender shall not have the right to vote regarding or to approve any issue on which voting or approval is required or advisable under this Agreement or any other Loan Document, and the amount of the Pro Rata Share of such Lender shall not be counted as outstanding for purposes of determining any matters or actions as to which such Lender would otherwise be entitled to vote or to direct the Agent to act on its behalf under this Agreement or the other Loan Documents. In addition, Agent shall not transfer to any Defaulting Lender, any payments (including principal, interest, Unused Commitment Fee, Letter of Credit Fees and other fees) made by or for Borrower to Agent or otherwise received by Agent, for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to any sharing in such payments. All of such payments shall instead be payable to and retained by Agent and applied to repay principal, interest, fees and related obligations in respect of advances made by Agent under Section 2.1 C (iii) and (iv)  above related to such Defaulting Lender’s Pro Rata Share. Agent shall hold and relend to Borrower the amount of any such payments paid to or retained by Agent.

(b)                                 Without prejudice to the survival of any other remedies against a Defaulting Lender, if a Defaulting Lender fails to make available to the Agent the full amount of such Lender’s Pro Rata Share of any Loan or Letter of Credit required to be made hereunder within five (5) Business Days after the date on which such Defaulting Lender was required to fund, the Borrower or the Agent may require that such Lender transfer, and if so required, the Defaulting Lender shall transfer, all of its right, title and interest under this Agreement and each other Loan Document to Agent or to a Eligible Assignee identified by the Borrower or by the Agent (with the consent of the Borrower), subject to the following:

(i)                                     such proposed Eligible Assignee shall agree to assume all of the obligations of the transferor Lender under the Loan Documents, for consideration equal to the outstanding principal of such transferor Lender’s Pro Rata Share of Loans or Letters of Credit, together with interest thereon to the date of such transfer;

(ii)                                  satisfactory arrangements shall be made for payment to such transferor Lender of all other amounts payable hereunder, provided that, in the event that any transfer is made pursuant to this subparagraph 2.1C(vi), the Agent shall be entitled to an amount equal to $3,000.00 payable by the transferor Lender, which shall be deducted from the consideration payable to the transferor Lender by the Eligible Assignee and shall be paid by the Eligible Assignee to Agent; and

(iii)                               the transferor Lender agrees to pay the Eligible Assignee the Eligible Assignee’s Pro Rata Share of fees which the transferor Lender has received related to this Agreement, pro rated through the date of transfer.  This Pro Rata Share of the fees may be deducted from the consideration payable to the transferor Lender by the Eligible Assignee.

(iv)                              Other than as expressly set forth herein, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this subsection shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Loan Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrower, Agent or any other Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(c)                                  In the event a Defaulting Lender cures to the satisfaction of Agent and to the reasonable satisfaction of Borrower all outstanding breaches which caused such Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

D.                                    The Register.

(i)                                     Agent shall maintain, at its address referred to in subsection 9.8, a register for the recordation of the names and addresses of Lenders, and the Commitment and Loans of each Lender, from time to time (the “Register”). The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(ii)                                  Agent shall record in the Register each repayment or prepayment in respect of the principal amount of the Loans of each Lender. Any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest or demonstrable error; provided that failure to make any such recordation, or any error in such recordation, shall not affect Borrower’s Obligations in respect of the applicable Loans.

(iii)                               Each Lender shall record on its internal records the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Borrower and such Lender, absent manifest or demonstrable error; provided that failure to make any such recordation, or any error in such recordation, shall not affect Borrower’s Obligations in respect of the applicable Loans; and provided, further that in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(iv)                              Borrower, Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in either case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Agent and recorded in the Register as provided in subsection 9.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the Commitment or Loan.

(v)                                 Borrower hereby designates Agent to serve as Borrower’s agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Borrower hereby agrees that, to the extent Agent serves in such capacity, Agent and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 9.3. This subsection 2D shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code.

E.                                      Reserved.

F.                                      Letters of Credit; and Letter of Credit Fee.

(i)                                     An application for each desired Letter of Credit under this Agreement shall be made by the Borrower to the Lender on an Application and Agreement for Standby Letter of Credit in the form attached hereto as Exhibit “4” and made a part hereof, or an Application and Agreement for Commercial Letter of Credit in the form attached hereto as Exhibit “5” and made a part hereof, delivered to the Lender no later than five (5) Business Days prior to the date the Letter of Credit is desired; provided, that in the event any provision of either such Application is inconsistent with the terms of this Agreement, or any of the other Loan Documents, the terms of this Agreement, or the applicable Loan Document (as the case may be) shall control. The expiry date of any Letter of Credit shall be no later than one (1) year after the Termination Date; provided, however, that if the expiry date for any Letter of Credit is a date after the Termination Date, the Borrower shall, within thirty (30) days prior to the Termination Date, deposit with the Lender cash or cash equivalents to fully secure the repayment of any such Letter of Credit upon negotiation thereof. The minimum amount of any Letter of Credit shall be $100,000.00. The aggregate amount of all Letters of Credit issued and outstanding at any one time under the Revolving Commitment may not exceed Five Million Dollars ($5,000,000.00), and the amount of the Revolving Commitment available to the Borrower for Loans shall be reduced by the aggregate amount of all Letters of Credit issued and outstanding at any one time. In addition to the Letter of Credit Fee payable by the Borrower as described in Section 2.1 F(ii) below, the Borrower shall pay to the Lender, for the Lender’s own account, the Lender’s standard issuance, drawing, amendment and negotiation fees. Upon the negotiation of any Letter of Credit and the payment by the Lender of the amount drawn thereunder, the amount so drawn shall become and be deemed part of the Principal Balance, unless and until such amount is reimbursed by Borrower. Upon the occurrence of an Event of Default hereunder, the full amount of all outstanding Letters of Credit shall become and be part of the Principal Balance, as provided in Section 7 of this Agreement. The Letters of Credit shall be issued for general corporate purposes, consistent with the Borrower’s business operations, and for such other purposes as the Lender may approve.

(ii)                                  The Letter of Credit Fee for each Letter of Credit issued by the Lender for the account of the Borrower hereunder shall be calculated based on the Applicable LIBOR Margin set forth in the Interest Rate Matrix; provided, however, that if the Borrower chooses to fully collateralize a Letter of Credit by depositing with the Lender, upon the issuance thereof, cash in the amount of 100% of the notional amount of such Letter of Credit, the Letter of Credit Fee for such fully collateralized Letter of Credit shall be one and one-half percent (1.50%) of the notional amount of such Letter of Credit. The Borrower shall pay to the Agent, quarterly in arrears, on the 90th, 180th, 270th and 360th days after issuance of each outstanding Letter of Credit, one-fourth of the Letter of Credit Fee for such Letter of Credit.

2.2                                 Interest on the Loans.

A.                                   Rate of Interest.

(i)                                     Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted LIBOR Rate. The applicable basis for determining the rate of interest on Loans shall be selected by Borrower at the time Borrower submits a Notice of Borrowing pursuant to subsection 2.1B of this Agreement, or a Notice of Conversion is given pursuant subsection 2.2D. If on any date a Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then that Loan shall continue to bear interest on the same basis for determining the rate of interest that was in effect during the prior period for that particular Loan; provided that if such period would extend beyond the Termination Date, such Loan shall nevertheless mature on the Termination Date, and shall also be subject to the provisions of subsection 2.5D.

(ii)                                  Subject to the provisions of subsections 2.2E and 3.1, Loans shall bear interest as follows:

(a)                                  Whenever the Borrower selects or is deemed to have selected a Base Rate Loan, interest shall accrue on the unpaid principal balance of the Loan, at a fluctuating rate per annum equal to the Base Rate, plus the Applicable Base Rate Margin.  The Applicable Base Rate Margin shall be calculated by Agent in reference to the Consolidated Funded Debt to Consolidated EBITDA ratio in effect on the Interest Rate Determination Date; provided however that during any Interest Period, the Applicable Base Rate Margin shall be adjusted to reflect the Consolidated Funded Debt to Consolidated EBITDA ratio last reported by Borrower, and such adjustment shall be effective on the first Business Day following delivery of such report.

(b)                                 Whenever the Borrower selects a LIBOR Rate Loan, interest shall accrue on the unpaid principal balance of the Loan, for the Interest Period selected by Borrower in the applicable Notice of Borrowing or Notice of Conversion, at a rate per annum equal to the Adjusted LIBOR Rate for such Interest Period, plus the Applicable LIBOR Rate Margin.  The Applicable LIBOR Rate Margin shall be calculated by Agent in reference to the Consolidated Funded Debt to Consolidated EBITDA ratio in effect on the Interest Rate Determination Date; provided however that during any Interest Period, the Applicable LIBOR Rate Margin shall be adjusted to reflect the Consolidated Funded Debt to Consolidated EBITDA ratio last reported by Borrower, and such adjustment shall be effective on the first Business Day following delivery of such report.

B.                                     Interest Periods. In connection with each LIBOR Rate Loan, Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion, as the case may be, select an interest period (each an “Interest Period”) to be applicable to such Loan, which Interest Period shall be, at Borrower’s option, either a one, two, three or six month period; provided that:

(i)                                     the initial Interest Period for any LIBOR Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a LIBOR Rate Loan, or on the date specified in the applicable Notice of Conversion, in the case of a Loan converted to a LIBOR Rate Loan;

(ii)                                  in the case of immediately successive Interest Periods applicable to a LIBOR Rate Loan continued as such pursuant to a Notice of Conversion, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

(iii)                               if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(iv)                              any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

(v)                                 no Interest Period with respect to any portion of the Loans shall extend beyond the Termination Date;

(vi)                              there shall be no more than four (4) LIBOR Interest Periods outstanding at any time; and

(vii)                           in the event Borrower fails to specify an Interest Period for any LIBOR Rate Loan in a Notice of Borrowing, or if Borrower fails to specify an Interest Period for any LIBOR Rate Loan in a Notice of Conversion, Borrower shall be deemed to have selected an Interest Period of one month therefor; and if Borrower fails to deliver a Notice of Conversion for a LIBOR Rate Loan at the end of the Interest Period for any LIBOR Rate Loan, Borrower shall be deemed to have selected an Interest Period of the same duration as the prior Interest Period; provided that if such Interest Period would extend beyond the Termination Date, such LIBOR Rate Loan shall nevertheless mature on the Termination Date, and shall also be subject to the provisions of subsection 2.5D.

C.                                     Interest Payments; Payment Currency.  Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears (i) on and to each Interest Payment Date applicable to that Loan, (ii) upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and (iii) at maturity (including final maturity). Interest in respect of all Loans shall accrue and be paid in Dollars.

D.                                    Conversion or Continuation.  Subject to the provisions of subsection 2.5, Borrower shall have the option to continue or to convert any or all outstanding Loans from one type of Loan to another type of Loan; provided (a) conversions of LIBOR Rate Loans to Base Rate Loans shall be subject to the provisions of subsection 2.5D; and (b) no Loan may be converted into a LIBOR Rate Loan at any time that an Event of Default has occurred and is continuing.  A Base Rate Loan shall continue as a Base Rate Loan until converted to a LIBOR Rate Loan, or until such Loan is paid in full or matures.  A LIBOR Rate Loan shall continue as a LIBOR Rate Loan until converted to a Base Rate Loan, or until such Loan is paid in full or matures. If Borrower wishes to convert a LIBOR Rate Loan to a Base Rate Loan, or to convert a Base Rate Loan to a LIBOR Rate Loan, or to change the Interest Period for a LIBOR Rate Loan as of the end of the Interest Period for such LIBOR Rate Loan, Borrower shall deliver a Notice of Conversion to Agent no later than 2:00 p.m. (Hawaii time) at least three (3) Business Days in advance of the proposed conversion date. A Notice of Conversion shall specify (i) the date of the proposed conversion (which shall be a Business Day), (ii) the amount and type of the Loan to be converted, (iii) the nature of the proposed conversion, (iv) in the case of a conversion to a LIBOR Rate Loan, or a change in the Interest Period for such LIBOR Rate Loan, the requested Interest Period, and (v) in the case of a conversion to a LIBOR Rate Loan, that no Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion, Borrower may give Agent telephonic notice by the required time of any proposed conversion under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion to Agent on or before the proposed conversion date.

Neither Agent nor any Lender shall incur any liability to Borrower for acting in accordance with this subsection 2.2D, or in accordance with instructions given pursuant to this subsection 2.2D, and upon conversion of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement, Borrower shall have effected a conversion hereunder.

Except as otherwise provided in subsections 2.5B, 2.5C and 2.5G, a Notice of Conversion for conversion to a LIBOR Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion in accordance therewith unless Borrower pays to Lenders such amounts as may be due under subsection 2.5D for failure of a conversion to any LIBOR Rate Loan to occur on the date specified therefor in the Notice of Conversion.

E.                                      Post-Maturity Interest. Any payments of principal or interest on any Loan not paid when due, whether at stated maturity, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable Insolvency Laws) payable on demand at a rate which is equal to 6.00% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (the “Default Rate”); provided that, in the case of LIBOR Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such LIBOR Rate Loans shall thereupon become Base Rate Loans.  Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

F.                                      Computation of Interest. Interest on the Loans shall be computed (but not compounded) on the basis of and a year of 360-day year.  In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

2.3                                 Commissions and Fees.

A.                                   Upfront Fee. Borrower agrees to pay to the Lenders on or before the Effective Date, the Upfront Fee, which shall be shared by the initial Lenders under this Agreement in accordance with their respective Pro Rata Shares.

B.                                     Agent’s Fee. Borrower shall pay to Agent, for its own account, and not for distribution to any Lender, an annual Agent’s Fee in an amount agreed upon between Borrower and Agent in a separate Agreement Re. Agent’s Fee.

C.                                     Unused Commitment Fee. Borrower shall pay to Agent, for distribution to the Lenders based on their respective Pro-Rata Shares, the Unused Commitment Fee, payable quarterly, in arrears, on the last day of each quarter and on the Termination Date.

D.                                    Letter of Credit Fees. Borrower agrees to pay to the Agent for distribution to the Lenders based on their Pro Rata Shares the Letter of Credit Fees, and the Agent’s standard issuance, drawing, amendment and negotiation fees, as provided in Section 2.1F above.

E.                                      Breakage Fee. Borrower agrees to pay to the Lender from time to time and at any time, on demand, a fee (each called a “Breakage Fee”) equal to the Breakage Losses relating to an event described in Section 2.5D below.

2.4                                 Prepayments and Reductions in Commitments; General Provisions Regarding Payments.

A.                                   Prepayments and Reductions in Commitments.

(i)                                     Voluntary Prepayments. Borrower may, upon not less than one Business Day’s prior written notice, in the case of Base Rate Loans, and two Business Days’ prior written notice, in the case of LIBOR Rate Loans, in each case given to Agent by 10:00 a.m. (Hawaii time) on the date required and (which written notice Agent will promptly transmit by facsimile transmission to each Lender), at any time and from time to time prepay any Loan on any Business Day in whole or in part in an aggregate minimum amount of $250,000.00 and integral multiples of $100,000.00 in excess of that amount, provided, however, that a LIBOR Rate Loan may only be prepaid prior to the expiration of the Interest Period applicable thereto upon Borrower’s payment of any Breakage Fee that may, as a result of such prepayment, be due and payable to Lenders pursuant to subsection 2.5D, and, provided further that Borrower shall not have the right to make a partial prepayment of any Borrowing consisting of LIBOR Rate Loans if the principal amount of such LIBOR Rate Loans outstanding, after giving effect to such partial prepayment, shall be less than Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate for each type of Loan.  Any such voluntary prepayment shall be applied as specified in subsection 2.4A(iv).

(ii)                                  Voluntary Reductions of Commitments. Borrower may, upon not less than three Business Days’ prior written notice confirmed in writing to Agent (which written notice Agent will promptly transmit by facsimile transmission to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Commitments, in an amount up to the amount by which the Commitments exceed the Principal Balance, at the time of such proposed termination or reduction; provided that any such partial reduction of the Commitments shall be in an aggregate minimum amount of $250,000.00 and integral multiples of $100,000.00 in excess of that amount. Borrower’s notice to Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in Borrower’s notice and shall reduce the Commitment of each Lender proportionately to its Pro Rata Share.

(iii)                               Application of Prepayments to Base Rate Loans and LIBOR Rate Loans. Unless otherwise specified by Borrower in writing, any prepayment by Borrower of Loans hereunder shall be applied first to Base Rate Loans to the full extent thereof and second to LIBOR Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to subsection 2.5D; provided, however, that if an Event of Default shall have occurred and be continuing, such prepayment may be applied in any manner as Agent may determine.

(iv)                              Reductions of Commitments to Remove a Lender. In the event Borrower is entitled to replace a non-consenting Lender pursuant to subsection 9.6B, Borrower shall have the right, upon five Business Days’ prior written notice to Agent (which notice Agent shall promptly transmit to each of the Lenders), to terminate the entire Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender are repaid (including, without limitation, amounts owing to such Lender pursuant to subsection 2.5D), concurrently with the effectiveness of such termination (at which time Schedule“1” shall be deemed modified to reflect the changed Commitments) and at such time, such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, subsections 2.5D, 9.2 and 9.3), which shall survive as to such Lender.

B.                                     General Provisions Regarding Payments.

(i)                                     Manner and Time of Payment. All payments by Borrower of principal, interest, fees and other Obligations hereunder and under the Note issued by Borrower shall be made in Dollars in same day funds, without defense, set off or counterclaim, free of any restriction or condition, and delivered to Agent not later than 10:00 a.m. (Hawaii time) on the due date at the Agent’s Funding and Payment Office. Funds received by Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day. Borrower hereby authorizes Agent to charge its accounts with Agent in order to cause timely payment to be made to Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose). Agent shall give Borrower notice of any such charge as soon as practicable, whether before or after making such charge.

(ii)                                  Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

(iii)                               Apportionment of Payments. Except as set forth herein, aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders’ respective Pro Rata Shares of such Loans. Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all payments received by Agent in respect of Loans.

Notwithstanding the foregoing provisions of this subsection 2.4B(iii), if, pursuant to the provisions of subsection 2.5C, any Notice of Conversion is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, Agent shall give effect thereto in apportioning payments received thereafter.

(iv)                              Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

(v)                                 Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Borrower hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5                                 Special Provisions Governing LIBOR Rate Loans.

Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Rate Loans as to the matters covered:

A.                                   Determination of Applicable Interest Rate. As soon as practicable after 10:00 a.m. (Hawaii time) on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest or demonstrable error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by facsimile transmission) to Borrower and the Lenders.

B.                                     Inability to Determine Applicable Interest Rate. In the event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted LIBOR Rate, Agent shall on such date give notice (by facsimile transmission or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Rate Loans, until such time as Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower.

C.                                     Illegality or Impracticability of LIBOR Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by facsimile transmission) to Borrower and Agent of such determination (which notice Agent shall promptly transmit to each other Lender).

Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Rate Loans, as the case may be, shall be suspended until such notice is withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan bearing interest at the applicable Base Rate, (c) the Affected Lender’s obligation to maintain its outstanding LIBOR Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans, bearing interest at the applicable Base Rate, on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion, Borrower shall have the option, subject to the provisions of subsection 2.5D, to rescind such Notice of Borrowing or Notice of Conversion as to all Lenders by giving notice (by facsimile transmission) to Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.5C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms of this Agreement.

D.                                    Compensation For Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if the payment of any principal of any Loan occurs on a day other than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) if, as a result of a default by Borrower, a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Conversion or a telephonic request for conversion, (iii) if any prepayment or conversion of any of its LIBOR Rate Loans occurs on a date which is not the last day of an Interest Period applicable thereto, or (iv) if any prepayment of any of its LIBOR Rate Loans is not made on the date specified therefor in a notice of prepayment.  All such losses, expenses and liabilities incurred by the Lender, resulting from or relating to an occurrence of any one of the events set forth in clauses (i) through (iv) inclusive, plus a “service charge” of $250.00, are collectively called “Breakage Losses”. A certificate as to any Breakage Losses incurred by the Lender under this Section 2.5D submitted to Borrower by the Lender shall show the amount of the Breakage Losses and the calculations and reasonable back-up details used to determine such amount and shall, absent manifest error, be final, conclusive and binding on all parties hereto.

E.                                      Booking of LIBOR Rate Loans. Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

F.                                      Assumptions Concerning Funding of LIBOR Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.5 and under subsection 3.1A shall be made as though that Lender had actually funded each of its relevant LIBOR Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR Rate, in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to an office of that Lender in the United States of America, as applicable; provided, however, that each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.5 and under subsection 3.1A.

G.                                     LIBOR Rate Loans After Default. After the occurrence of and during the continuation of an Event of Default, (i) Borrower may not elect to have a Loan be made or maintained as, or converted to, a LIBOR Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.5D, any Notice of Borrowing or Notice of Conversion given by Borrower with respect to a requested borrowing or conversion that has not yet occurred shall be deemed to be rescinded by Borrower.

Section 3.                                          INCREASED COSTS, TAXES, CAPITAL ADEQUACY, AND MITIGATION.

3.1                                 Increased Costs; Taxes; Capital Adequacy.

A.                                   Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 3.1B, in the event that any Lender shall determine (which determination shall, absent manifest or demonstrable error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective or is adopted after the date hereof, or compliance by any Lender with any guideline, request or directive issued or made after the date by any central bank or other governmental or quasi-governmental authority whether or not having the force of law):

(i)                                     subjects such Lender (or its applicable lending office) to any additional Tax (other than any Excluded Tax) with respect to, or changes the basis of taxation applicable to (except for changes in the rate of any Excluded Tax), this Agreement or any of its obligations hereunder (including, without limitation, its obligation to make Loans) or any payments to such Lender (or its applicable lending office) of principal, interest, fees, or any other amount payable hereunder;

(ii)                                  imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender; or

(iii)                               imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder, its Loans, or the interbank. Eurodollar market; and the result of any of the foregoing is (1) to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder, or (2) to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect to its Loans; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided that such Lender shall not be entitled to avail itself of the benefits of this subsection 3.1A to the extent that any such increased cost or reduction was incurred more than six months prior to the time it gives notice to Borrower, unless such circumstances arose or became applicable retrospectively, in which case no time limit shall apply (provided such Lender has notified Borrower within six months from the date such circumstance arose or became applicable). Such Lender shall deliver to Borrower (with a copy to Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 3.1A, which statement shall be conclusive and binding upon all parties hereto absent manifest or demonstrable error. Upon receipt of such statement, Borrower shall have the right to terminate and replace such Lender, as provided in subsection 3.3 of this Agreement.

B.                                     Withholding of Taxes.

(i)                                     Payments to Be Free and Clear. All sums payable by Borrower under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (other than any Excluded Taxes) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrower.

(ii)                                  Grossing-up of Payments. If Borrower is required by law to make any deduction or withholding on account of any such Tax (other than Excluded Taxes) from any sum paid or payable by Borrower to Agent or any Lender under any of the Loan Documents:

(a)                                  Borrower shall notify Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it;

(b)                                 Borrower shall pay any such Tax and such payment to be made (if the liability to pay is imposed on Borrower) for its own account or (if that liability is imposed on Agent or any Lender, as the case may be) on behalf of and in the name of Agent or such Lender, as the case may be;

(c)                                  the sum payable by Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

(d)                                 within 30 days after paying any sum from which it is required by law to make any deduction or withholding, Borrower shall deliver to Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

In the event Borrower is required to pay any amount under clause (b) or (c) above, Borrower may do so under protest and may contest the imposition or amount of any Tax giving rise to such payment, and each Lender agrees, at Borrower’s cost and expense, to cooperate with and assist Borrower in any proceeding related to any such contest.

(iii)                               Evidence of Exemption from Withholding Tax.

(a)                                  Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) (a “Non-US Lender”) shall deliver to Agent for transmission to Borrower, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Agent (each in the reasonable exercise of its discretion), (1) two original completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party, (2) duly completed copies of Internal Revenue Service Form W-8ECI, (3) in the case of a Non-US Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Non-US Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or (4) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.  In addition, if a payment made to a Lender hereunder would be subject to U.S. federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA, such Lender shall deliver to Agent and Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent any documentation reasonably requested by the Agent and Borrower sufficient for Agent and Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirements of FATCA so that payments made to such Lender hereunder would not be subject to U.S. federal withholding taxes under FATCA, or, if necessary, to determine the amount to deduct and withhold from such payment.  Each Lender that is not a Non-U.S. Lender (a “US Lender”), on or prior to the date on which such US Lender becomes a US Lender hereunder shall deliver to Borrower and Agent, such form or forms, certificates or documentation, including two original signed copies of Internal Revenue Service Form W-9, as reasonably requested by Borrower or Agent to confirm or establish that such US Lender is not subject to deduction, withholding, or backup withholding of United States federal income tax with respect to any payments to such US Lender. .

(b)                                 Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 3.1B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, such Lender shall (1) deliver to Agent for transmission to Borrower two original copies of any forms, certificate, or other evidence listed in subsection 3.1B(iii)(a), as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm, or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) immediately notify Agent and Borrower of its inability to deliver any such forms, certificates or other evidence.

(c)                                  If the Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Agent or such Lender agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority.  This paragraph shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

C.                                     Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy (excluding those published as of the Effective Date but scheduled to take effect thereafter), or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any governmental or regulatory guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the investments of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Commitment or such Lender’s Loans, to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within 15 Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation for such reduction; provided, that no Lender shall be entitled to avail itself of the benefit of this subsection 3.1C to the extent that any such reduction in return was incurred more than six months prior to the time it first makes a demand therefor, unless the circumstance giving rise to such reduced return arose or became applicable retrospectively, in which case no time limit shall apply (provided that such Lender has notified Borrower within six months from the date such circumstances arose or became applicable). Such Lender, upon determining in good faith that any additional amounts will be payable pursuant to this subsection 3.1C, will give prompt written notice thereof to Borrower and Agent, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest or demonstrable error.

3.2                                 Obligation of Lenders to Mitigate.

Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under subsection 3.1 above, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitment or the Affected Loans of such Lender through another lending office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 3.1 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitment or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitment or Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this subsection 3.2 unless Borrower agrees to pay all reasonable expenses incurred by such Lender as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this subsection 3.2 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Agent) shall be conclusive absent manifest or demonstrable error.

3.3                                 Replacement of Lenders.

In the event (i) Borrower is required under the provisions of subsection 2.5C or 3.1 to make payments to any Lender, or (ii) any Lender refuses to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Requisite Lenders as provided in the first sentence of subsection 9.6A, Borrower may, within 120 days after the date of any notice or demand requiring such payment under subsection 2.5C or 3.1 is given and so long as no Event of Default shall have occurred and be continuing, elect to terminate such Lender as a party (or parties) to this Agreement; provided that, the Borrower shall have received the prior written consent of the Agent, which consent shall not be unreasonably withheld, and concurrently with such termination, (x) Borrower shall pay that Lender, without duplication, all principal, interest and fees and other amounts (including, without limitation, amounts, if any, owed under subsections 3.1 or 2.5D) owed to such Lender through such date of termination, (y) another Lender or Eligible Assignee shall agree, as of such date, to become a Lender for all purposes under this Agreement (whether by assignment or amendment, if necessary) and to assume all obligations of the Lender to be terminated as of such date and (z) all documents and supporting materials necessary, in the judgment of Agent to evidence the substitution of such Lender, shall have been received and approved by Agent as of such date.

Section 4.                                          CONDITIONS TO LOANS

The obligations of Lenders to make Loans hereunder are subject to the satisfaction of the following conditions.

4.1                                 Conditions to Closing.

The obligation of each Lender to establish the Revolving Facility hereunder is subject to the satisfaction of the following conditions as of the Effective Date:

A.                                   Borrower’s Authorization. The Agent, on behalf of the Lenders, shall have received the following, certified by the Secretary of Borrower on or near the Effective Date: (i) resolutions of the Board of Directors of Borrower which authorize Borrower to execute, deliver and perform the terms of this Agreement, the Note, the Inter-creditor and Collateral Sharing Agreement and each of the other Loan Documents, each as amended through the date hereof, (ii) the Borrower’s Articles of Incorporation and Bylaws, together with any and all amendments thereto, pursuant to which Borrower was constituted and is existing, and (iii) an incumbency certificate of Borrower setting forth the name(s) and specimen signature(s) of each representative of Borrower authorized by said resolutions to execute the Loan Documents on behalf of Borrower, in each case, in form and substance satisfactory to the Agent, on behalf of the Lenders.

B.                                     Guarantors’ Authorizations. The Agent, on behalf of the Lenders, shall have received the following, certified by the Secretary of each Guarantor on or near the Effective Date: (i) resolutions of the Board of Directors (or equivalent managing body) of such Guarantor which authorize such Guarantor to execute, deliver and perform the terms of the Guaranty, as the same is amended and restated, the Loan Documents and the Inter-creditor and Collateral Sharing Agreement, each as amended through the date hereof, (ii) such Guarantor’s Articles of Incorporation and Bylaws (or equivalent organizational documents), together with any and all amendments thereto, pursuant to which such Guarantor was constituted and is existing, and (iii) an incumbency certificate of each Guarantor setting forth the name(s) and specimen signature(s) of each representative of such Guarantor authorized by said resolutions to execute the Guaranty, as amended and restated, the Security Agreement, as amended, the Mortgage, as amended, and the Inter-creditor and Collateral Sharing Agreement, as amended on behalf of such Guarantor, in each case, in form and substance satisfactory to the Agent, on behalf of the Lenders.

C.                                     Documentation and Proceedings. All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agent and the Lenders, and the Lenders shall have received all information and copies of all documents that it has requested, such documents where appropriate to be certified by proper corporate or governmental authorities.

D.                                    The Note. The Borrower shall have delivered to First Hawaiian Bank, the Amended and Restated Revolving Note, in form and substance satisfactory to First Hawaiian Bank, duly executed by the Borrower and made payable to First Hawaiian Bank.

E.                                      The Guaranty. The Borrower shall have delivered to the Agent and the Lenders, the Guaranty, as amended and restated, in form and substance satisfactory to the Lenders, duly executed by the Guarantors.

F.                                      Reserved .

G.                                     The Amendment of Mortgage and Amendment to Security Agreement.  The Loan Parties shall have delivered to the Agent, for the ratable benefit of the Agent and the Lenders, the Amendment of Real Property Mortgage and Financing Statement and the Amendment of Security Agreement duly executed by the Borrower and all other parties named as “mortgage” or “debtor” in the Mortgage and the Security Agreement, respectively, which amendments confirm, among other things, the first priority lien or security interest in the Mortgaged Property and Collateral as repayment for the Obligations; provided however that the Amendment of Mortgage shall be recorded in the Bureau of Conveyances no later than October 10, 2011.

H.                                    Material Adverse Change. Other than with respect to matters set forth in the Projections, no material adverse change, which would cause a Material Adverse Effect, shall have occurred since March 31, 2011.

I.                                         Opinion of Counsel. The Borrower and the Guarantors shall have delivered to the Agent and the Lenders, and the Lenders shall have approved, opinions of legal counsel for the Borrower and the Guarantors, in form and substance acceptable to the Agent.

J.                                        Title Insurance Policy.  No later than October 7, 2011, the Borrower shall have delivered to the Agent an endorsement to that certain Loan Policy of Title Insurance dated November 1, 2010 (Policy No. FCW6-01000088) issued by First American Title Insurance Company, in the form attached hereto as Exhibit “9”, insuring that the Mortgage, as amended by the Amendment to Mortgage and Security Agreements, remains a first priority lien on the Mortgaged Property.

K.                                    Expenses. The Borrower shall have paid to the Agent and the Lenders on the Effective Date all of the fees and expenses (including, without limitation, fees and disbursements and expenses of legal counsel for the Lenders) provided for in this Agreement, which the Lenders shall determine to be due and payable as of the Effective Date.

L.                                      No Event of Default. There shall exist at the Effective Date no condition or event which would constitute an Event of Default or Default.

4.2                                 Conditions to Each Loan and Letter of Credit.

The obligation of the Lenders to make any Loan to, or to issue any Letter of Credit for, the Borrower hereunder is, at the time of the making of any such Loan or issuance of any such Letter of Credit, subject to the satisfaction of the following conditions, with the making of each such Loan or issuance of each such Letter of Credit constituting a representation and warranty by Borrower that the conditions specified in Section 4.2 A, B, C and D below are then satisfied:

A.                                   No Default. At the time of the making of each such Loan, or issuance of each such Letter of Credit, and after giving effect thereto, there shall exist no Default or Event of Default.

B.                                     Representations and Warranties. At the time of the making of each such Loan, or issuance of each such Letter of Credit, and after giving effect thereto, all representations and warranties contained in Section 5 hereof shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made as of such time.

C.                                     Material Adverse Change. No change resulting in a Material Adverse Effect in the condition (financial or otherwise) of Borrower and the Guarantors (taken as a whole) shall have occurred since the date of this Agreement or, if later, the date of the latest delivered audited financial statements.

D.                                    Fees and Other Charges. Borrower shall have paid all fees and other charges then due and payable by Borrower in accordance with the terms hereof and the other Loan Documents.

Section 5.                                          BORROWER’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Agreement and to make the Loans to Borrower hereunder, Borrower represents and warrants to each Lender on the date of this Agreement, and on each Funding Date, that the following statements are true, correct and complete:

5.1                                 Corporate Status.

Borrower is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; Borrower is qualified, to the extent required under applicable law, to do business and is in good standing in all states and jurisdictions wherein the nature of its business requires such qualification and the failure to so qualify will have a Material Adverse Effect; and Borrower has all necessary power to make and perform this Agreement, the Term Loan Agreement, and the other Loan Documents.

5.2                                 Authority; No Conflict.

The making and performance by Borrower of this Agreement, and the Note, the Security Agreement, the Mortgage and the other Loan Documents, as contemplated by this Agreement, have been duly authorized by all necessary action by Borrower and do not and will not violate any provision of law or regulation, or any decree, order, writ or judgment, or any provision of the Articles of Incorporation or Bylaws of Borrower, or result in the breach of or constitute a default under any indenture or other agreement or instrument to which it is a party, including, without limitation, the Term Loan Agreement or any other instrument executed in connection with the Term Loan Facility, except in each case to the extent such violation, breach or default would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the validity or enforceability of the Loan Documents or the rights of the Lender thereunder.

5.3                                 Enforceability.

This Agreement, the Note, the Security Agreement, the Mortgage and the other Loan Documents, as amended in connection herewith, each constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms except to the extent limited by bankruptcy, insolvency or reorganization laws or by other laws relating to or affecting the enforceability of creditors’ rights generally and by general equitable principles which may limit the right to obtain equitable remedies, regardless of whether considered in a proceeding in equity or law, and implied covenants of good faith and fair dealing.

5.4                                 Compliance with Laws.

The Borrower, and each of its Subsidiaries, is substantially in compliance with all laws, regulations and orders of any governmental authority, applicable to it or its property, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the rights of the Lender under the Loan Documents.

5.5                                 Licenses; Tariffs.

The Borrower, and each of its Subsidiaries, hold all licenses and permits required by the Federal Communications Commission (other than any license related to submarine cables) and the Hawaii Public Utilities Commission for the operation of its business as currently conducted, other than such licenses and permits the failure to hold would not reasonably be expected to result in a Material Adverse Effect. Each such license and permit is in full force and effect, and no such license or permit is subject to any material restrictions or conditions that limit the operation of the business of the Borrower and its Subsidiaries, except for restrictions or limitations generally applicable to licenses or permits of such type.

5.6                                 Financial Statements.

The financial statements of Borrower for the period ended as of June 30, 2011, furnished to the Agent, fairly present in all material respects the financial position of Borrower as of such date and the results of its operations for the period then ended. Since that date there has been no adverse change in the business, assets, financial condition or operations of Borrower, which would materially and adversely affect the ability of Borrower to perform any of its obligations hereunder, or under the Note, or the Loan Documents.

5.7                                 Litigation.

There are no actions, suits, proceedings or investigations by or before any arbitrator or governmental authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) which would reasonably be expected, individually or in the aggregate, to have Material Adverse Effect or (ii) that involve any of the Loan Documents or the transactions contemplated thereunder.

5.8                                 No Violation.

No part of the proceeds of the Loans under this Agreement will be used, directly or indirectly, by Borrower for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or for any other purpose which violates, or which conflicts with, the provisions of the Regulations of said Board of Governors, including Regulations G and U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such “margin stock.”

5.9                                 Reserved.

5.10                           Consents.

No authorization, consent or approval from governmental bodies or regulatory authorities is required for the making and performance of this Agreement by Borrower and the execution and delivery of the Note issued by Borrower hereunder, except such authorizations, consents and approvals as have been obtained prior to the making of any Loan and are in full force and effect at the time of the making of each Loan and except where failure to obtain such authorization, consent or approval would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the validity or enforceability of the Loan Documents or the rights of the Lenders thereunder.

5.11                           ERISA.

(i)                                     Except for any ERISA Event that arose pursuant to or as a direct result of the Chapter 11 Cases, during the five year period prior to the date on which this representation is made or deemed to be made with respect to any Plan or “multiemployer plan” (within the meaning of Section 3(37) of ERISA), no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability has occurred during such five year period or for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect; (ii) except as previously disclosed, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87 and 158) did not, as of the date of the most recent financial statements reflecting such amounts, materially exceed the fair market value of the assets of such Plan by an amount that would reasonably be expected to have a Material Adverse Effect; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability specifically provided under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA; and (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

5.12                           Use of Proceeds.

Proceeds of the Loans shall be used solely for general corporate purposes and working capital needs for Borrower. Notwithstanding the generality of the foregoing, the Borrower shall not use any portion of any Loan to pay interest on, or principal of, the Term Loan Facility.

5.13                           Hazardous Materials.

Except for matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (a) each of Holdco, the Borrower and their Subsidiaries is and has been in compliance with Environmental Laws, which compliance includes obtaining, maintaining and complying with all permits, licenses, authorizations or other approvals required under Environmental Laws, and to the knowledge of the Borrower, and its Subsidiaries, there are no currently existing conditions that would be reasonably expected to prevent or interfere with such compliance in the future; (b) to their knowledge, (i) there are no pending or threatened claims against any of Holdco, the Borrower or their Subsidiaries or relating to any property currently or formerly owned, leased or operated by any of Holdco, the Borrower or their Subsidiaries alleging Environmental Liability, and (ii) there exists no reasonable basis for the assertion of such Environmental Liability against any of Holdco, the Borrower or their Subsidiaries; (c) to their knowledge, there are no Hazardous Materials present at, on, under or about any location that could reasonably be expected to result in a Material Adverse Effect; and (d) to their knowledge, there are no facts, circumstances or conditions that could reasonably be expected to result in the imposition Environmental Liability on the Borrower or their respective Subsidiaries.

5.14                           Brokers, Finders and Agents.

The Borrower has not employed or engaged any broker, finder or agent who may claim a commission or fee or other compensation with respect to the Revolving Commitment. The Borrower will indemnify the Lenders against all claims of brokers for commissions or fees in connection with the revolving Commitment and all losses, damages, costs and charges (including attorneys’ fees) which the Lenders may sustain because of such claims or in consequence of defending against such claims.

5.15                           Amendment to Term Loan Documents.

As of the Effective Date, neither the Term Loan Agreement nor any instrument executed in connection therewith, has been amended or modified, without the prior written consent of Agent.

Section 6.                                          BORROWERS’ COVENANTS

Borrower covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations (other than contingent indemnity claims), unless Requisite Lenders shall otherwise give prior written consent, Borrower shall perform all of the covenants set forth in this Section 6.

6.1                                 Financial Statements.

It will furnish to the Agent, on behalf of the Lenders:

A.                                   no later than the earlier of (i) 10 days after the date that the Borrower is or would be required to file a report on Form 10-K with the Securities and Exchange Commission in compliance with the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (whether or not the Borrower is subject to such reporting requirements), and (ii) 95 days after the end of each fiscal year of the Borrower, the Borrower’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

B.                                     no later than the earlier of (i) 10 days after the date that the Borrower is or would be required to file a report on form 10-Q with the Securities and Exchange Commission in compliance with the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (whether or not the Borrower is subject to such reporting requirements), and (ii) 50 days after the end of each of the first three Quarters of each fiscal year of the Borrower, the Borrower’s unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by the Borrower’s Chief Executive Officer or Chief Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

C.                                     concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of the Borrower, signed by the Chief Financial Officer of the Borrower, the Controller of Borrower, or another officer of Borrower designated by Borrower’s Chief Financial Officer in writing (i) certifying as to whether an Event of Default has occurred and, if an Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with all financial covenants required to be complied under Section 6.7 hereof, (iii) stating whether any change in GAAP or in the application thereof that is applicable to the Borrower’s financial statements has occurred since the date of the audited financial statements most recently provided to the Lender and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (iv) identifying any Subsidiary formed or acquired since the end of the previous Quarter, (v) identifying any parcels of owned or leased real property with value exceeding $250,000 that have been acquired by the Borrower or any Guarantor since the end of the previous Quarter, (vi) identifying any changes of the type described in Section 5.03(a) of the Term Loan Agreement that have not been previously reported by the Borrower, (vii) identifying any “Permitted Acquisition” (as such term is defined in the Term Loan Agreement) or other acquisitions of going concerns that have been consummated since the end of the previous Quarter, including the date on which each such acquisition was consummated and the consideration therefor and (viii) identifying any material Intellectual Property (as defined in the Guarantee and Collateral Agreement entered into by Borrower, Holdco, and the Guarantors in connection with the Term Loan Agreement) with respect to which a notice is required to be delivered thereunder and has not been previously delivered;

D.                                    within ninety (90) days after the commencement of each fiscal year, a detailed consolidated budget for such fiscal year (broken down by Quarter and including (i) a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year, and setting forth the assumptions used for purposes of preparing such budget, and (ii) other information reasonably requested by the Lender and reasonably available to the Borrower), and, promptly when available, any material revisions of such budget.

E.                                      such other reports, statements, certificates and information as the Borrower furnishes to the Administrative Agent under the Term Loan Facility, pursuant to Article V of the Term Loan Agreement; and

F.                                      from time to time, upon request, with reasonable promptness, a written statement estimating the then-current unpaid principal and interest owed by the Borrower under the Term Loan Facility and such further information regarding Borrower’s business affairs and financial condition as the Agent, on behalf of the Lenders, may reasonably request.

6.2.                              Taxes.

Borrower shall duly pay and discharge, or cause to be paid and discharged, when due, all material taxes, assessments and other governmental charges imposed upon it and its properties, or any part thereof or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a lien or charge upon any of its properties, except such of such items as are being in good faith appropriately contested.

6.3                                 Insurance.

To the extent insurance is commercially, reasonably available Borrower shall insure and keep insured, with good and responsible insurance companies selected by Borrower, insurance in such amounts and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations.

THIS AGREEMENT CONSTITUTES, AND BORROWER ACKNOWLEDGES RECEIPT OF, WRITTEN NOTICE THAT BORROWER MAY PURCHASE ANY REQUIRED INSURANCE FROM AN INSURER OR AN INSURANCE AGENT OF BORROWER’S CHOICE, SUBJECT ONLY TO THE RIGHT OF THE LENDER TO REJECT A GIVEN INSURER OR INSURANCE AGENT BASED ON REASONABLE STANDARDS, UNIFORMLY APPLIED, RELATING TO THE EXTENT OF COVERAGE REQUIRED AND THE FINANCIAL SOUNDNESS AND SERVICES OF THE INSURER OR INSURANCE AGENT.

6.4                                 Existence and Compliance with Laws.

Borrower shall maintain its existence as a Delaware corporation. Borrower shall comply with all valid and applicable statutes rules and regulations, except where the failure to do so would not reasonably be expected to have Material Adverse Effect or a material adverse effect on the rights of the Lenders under the Loan Documents.

6.5                                 Maintenance.

Except to the extent the failure to comply would not have a Material Adverse Effect, the Borrower shall keep and maintain, or cause to be maintained, its own operated equipment and properties in good repair, working order and condition, ordinary wear and tear excepted.

6.6                                 Employee Pension Profit Plan.

Borrower shall, as soon as possible and, in any event, within twenty (20) days after any financial officer or executive officer of the Borrower obtains knowledge of the occurrence of any ERISA Event, deliver to the Lender a certificate of the Borrower’s Chief Financial Officer setting forth details as to such occurrence, and what action, if any, which it is required or proposes to take, together with any notices required or proposed to be filed with or by it, the ERISA Affiliate, the PBGC or the plan administrator with respect thereto.

6.7                                 Financial Covenants.

Borrower hereby agrees that, so long as this Agreement remains in effect, or any amount is owing to the Lender hereunder, Borrower shall not directly or indirectly:

A.                                   Total Leverage Ratio.  Permit its Total Leverage Ratio as at the last day of with any Quarter set forth below, to exceed any period of four (4) consecutive Quarters ending the ratio set forth below opposite such Quarter.

Quarter Ending	Ratio

December 31, 2011	3.15
March 31, 2012	3.11
June 30, 2012	3.06
September 30, 2012	2.99
December 31, 2012	2.91
March 31, 2013	2.85
June 30, 2013	2.67
September 30, 2013	2.58
December 31, 2013	2.50
March 31, 2014 and later	2.50

B.                                     Minimum Liquidity. Permit its Liquidity to be less than $35,000,000.00.

C.                                     Non-NGTV Capital Expenditures. Make, or cause or permit any Subsidiary to make, any Non-NGTV Capital Expenditures in any fiscal year, in an aggregate amount (for the Borrower and its Subsidiaries) in excess of the applicable amount set forth in Section 6.16 of the Term Loan Agreement (as determined giving effect to the proviso set forth therein).

D.                                    NGTV Capital Expenditures. Make, or cause or permit any Subsidiary to make, any NGTV Capital Expenditures in any fiscal year, in an aggregate amount (for the Borrower and its Subsidiaries) in excess of the applicable amount set forth in Section 6.17 of the Term Loan Agreement (as determined giving effect to the proviso set forth therein).

6.8                                 Compliance with PUC Decision and Order.

The Borrower will observe and comply with all of the requirements of the PUC Decision and Order applicable to the Borrower, including without limitation the requirement that any and all draws or withdrawals from the Revolving Loan Facility that will not be repaid in less than twelve months be used only for the purposes set forth in Hawaii Revised Statutes Section 269-17, and no other.  In addition, the Borrower will provide, to the Agent, upon request, copies of all filings made to the Public Utilities Commission in respect of the Term Loan Facility or this Revolving Credit facility.

6.8                                 Negative Covenants.

As long as any portion of the indebtedness hereunder remains unpaid, the Borrower shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Agent, on behalf of the Requisite Lenders, which consent may be withheld in Requisite Lenders’ sole discretion:

A.                                   create, assume or become or remain liable for, or committed to incur directly or indirectly, any indebtedness except indebtedness permitted under the Term Loan Agreement;

B.                                     incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character, whether now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except as permitted under the Term Loan Agreement;

C.                                     liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or enter into any transaction of merger or consolidation, or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, except as permitted under the Term Loan Agreement.

D.                                    directly or indirectly purchase or acquire any stock or other securities of or make or permit to remain outstanding any loan or advance to or investment in any corporation, association, partnership, organization or individual except as permitted under the Term Loan Agreement;

E.                                      sell, transfer, lease or otherwise dispose of any asset, or issue any stock, except as permitted under the Term Loan Agreement;

F.                                      enter into any sale and leaseback transaction or swap agreement, except as permitted under the Term Loan Agreement;

G.                                     make any “Restricted Payment” (as such term is defined in the Term Loan Agreement), except as permitted under the Term Loan Agreement;

H.                                    sell, lease, or otherwise transfer any property or asset to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates, except as permitted under the Term Loan Agreement;

I.                                         enter into any “Restrictive Agreement”, as described in Section 6.10 of the Term Loan Agreement, except as permitted under the Term Loan Agreement;

J.                                        take any of the actions prohibited by Sections 6.11, 6.12 or 6.13 of the Term Loan Agreement;

K.                                    terminate any Plan so as to result in a current obligation to pay any unfunded liability of the Borrower under Title IV of ERISA or permit to exist any occurrence of any reportable event (as defined in Title IV of ERISA) if such action would reasonably be expected to have a Material Adverse Effect.

L.                                      amend or modify the Term Loan Facility without the Agent’s prior written consent, or refinance or replace the Term Loan Facility without the Agent’s prior written consent, which consent in each case may be withheld in Agent’s sole and absolute discretion.

Section 7.                                          EVENTS OF DEFAULT.

Upon the occurrence of any of the following events (each an “Event of Default”):

7.1                                 Representations.

Any certificate furnished by Borrower to the Agent pursuant hereto shall prove to have been false or incorrect in any material respect, or any of the representations and warranties made by Borrower herein or in any of the Loan Documents shall have been incorrect in any material respect when made; or

7.2                                 Principal and Interest.

Borrower shall fail to pay any principal, interest, fee or other charge payable under the Note or the Loan Documents and such payment is not made within ten (10) days after the due date thereof; or

7.3                                 Defaults Under Term Loan Facility and Other Agreements.

Borrower shall default in the payment of the principal of or interest under the Term Loan Facility or on any other obligation (other than under the Revolving Facility) for borrowed money (in each case after giving effect to any applicable grace period specified in the agreement or instrument governing such obligation), and the aggregate amount of any such default or defaults (other than under the Revolving Facility) shall exceed $2,500,000.00; or the Borrower shall default in the performance or observance of any other agreement, term or condition contained in the Term Loan Agreement, or in any other agreement or indenture pursuant to which the obligation is created or by which it is secured, and the holder or holders (or a trustee or other Person on behalf of such holder or holders) of such obligations have declared the same to be due prior to its stated maturity and the aggregate amount of such obligation or obligations (other than under the Revolving Facility) shall exceed $2,500,000.00; or

7.4                                 Bankruptcy.

Borrower shall commence a voluntary case concerning itself under the Bankruptcy Code; or an involuntary case is commenced against Borrower under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, and relief is ordered against Borrower or the petition is controverted but is not dismissed within sixty (60) days after the commencement of such case; or a trustee (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Borrower and such appointment shall continue undismissed for a period of sixty (60) days; or Borrower commences any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter effect relating to Borrower; or there is commenced against Borrower any such proceeding which remains undismissed for a period of sixty (60) days; or Borrower is adjudicated insolvent or bankrupt; or Borrower fails to controvert in a timely manner any such case under the Bankruptcy Code, or any such proceeding, or any order of relief or other order approving any such case or proceeding is entered; or Borrower consents to any such case or proceeding or in the appointment of any custodian or the like for it or any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of sixty (60) days; or Borrower makes a general assignment for the benefit of creditors; or any action is taken by Borrower for the purpose of effecting any of the foregoing; or

7.5                                 Other Covenants.

Borrower shall fail to perform or observe any other terms, covenant or agreement contained in this Agreement or in any of the other Loan Documents on its part to be performed or observed and any such failure shall remain unremedied for a period of thirty (30) days after written notice thereof shall have been received by Borrower from the Lender; or

7.6                                 Security Agreement.

The Security Agreement, as amended by the Amendment to Security Agreements, shall be deemed not to be legal, valid and binding in accordance with its terms or any “debtor” named therein shall assert in writing that the Security Agreement, as amended, or the Guaranty has ceased to be or is not enforceable or the Agent (for the ratable benefit of the Lenders) shall fail to have a perfected first priority security interest under the Security Agreement, as amended, in the Collateral, and subject to liens permitted herein or therein; or

7.7                                 Mortgage.

The Mortgage, as amended by the Amendment to Real Property Mortgage and Financing Statement, shall be deemed not to be legal, valid and binding in accordance with its terms or any “mortgagor” named therein shall assert in writing that the Mortgage or the Guaranty has ceased to be or is not enforceable or the Agent (for the ratable benefit of the Lenders) shall fail to have a perfected first priority lien under the Mortgage, as amended, in the Mortgaged Property; or

7.8                                 Guaranty.

The Guaranty, as amended and restated, shall be repudiated or breached, or any of the events described in Section 7.4 above shall occur with respect to any Guarantor; or

7.9                                 ERISA.

An ERISA Event shall have occurred that, when taken individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; or

7.10                           Material Adverse Change.

There occurs any adverse change in the business, assets or general financial condition of the Borrower or any Guarantor which has, or could have, a Material Adverse Effect at any time that the Principal Balance outstanding hereunder equals or exceeds $10,000,000.00 and such adverse change is not cured within thirty (30) days following delivery of notice by the Lender to the Borrower thereof; or

7.11                           Judgments.

The entry of a final judgment (except to the extent such final judgment is insured and Borrower’s insurance carrier has acknowledged in writing its liability for the insured portion of the judgment) which alone or with the uninsured portions of other outstanding final judgments against Borrower exceeds $2,500,000.00 in the aggregate and (i) such judgment shall not be discharged or fully bonded against within sixty (60) days, or (ii) within sixty (60) days after entry of such judgment, execution shall not be stayed pending appeal, or (iii) such judgment shall not be discharged within 60 days after expiration of any such stay; THEN, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, any or all of the following actions may be taken: (i) the Lender may, by written notice to Borrower, declare the principal of and any accrued interest in respect of the Note and the amount of all Letters of Credit issued and outstanding to be due and payable, whereupon the same and all other amounts due hereunder shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in the Note or any of the other Loan Documents to the contrary notwithstanding; PROVIDED, HOWEVER, that all such amounts paid by the Borrower on account of any issued and outstanding Letter of Credit shall be repaid without interest to the Borrower if such Letter of Credit expires without having been negotiated, and if the Borrower has paid all sums required to be paid by the Borrower hereunder; (ii) the Lender shall have the option to charge interest on the principal balance of the Note (but excluding the amount of any issued and outstanding Letters of Credit) at the Default Rate; (iii) the Lender may declare the Commitments terminated, whereupon the Revolving Commitment of the Lenders and the obligation of the Lenders to make Loans and to issue Letters of Credit hereunder shall terminate immediately, and any accrued Unused Commitment Fee (provided for in Section 2.7(b) hereof) shall forthwith become due and payable without any other notice of any kind; and (iv) the Lender may exercise all other remedies at law or equity; provided that if an Event of Default described in Section 7.4 shall occur, the result which would otherwise occur only upon the giving of written notice by the Lender to Borrower as specified in clauses (i) and (iii) above, such Event of Default shall occur automatically without the giving of any such notice; or

7.12                           PUC Decision and Order.  The PUC shall have removed its approval of the Borrower’s consummation of this Revolving Commitment or placed conditions upon its approval that are materially different from those set forth in the PUC’s Decision and Order and could reasonably be expected to have a Material Adverse Effect.

8.                                      AGENT

8.1                                 Appointment.

First Hawaiian Bank is hereby appointed Agent for the purposes of this Agreement and the other Loan Documents and each Lender hereby authorizes Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 8 are solely for the benefit of Agent and Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions thereof.  In performing its functions and duties under this Agreement, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower, or any of its Subsidiaries, any Guarantor or any Loan Party.

8.2                                 Powers; General Immunity.

A.                                   Duties Specified.  Each Lender irrevocably authorizes Agent to take such actions on such Lender’s behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified for Agent in this Agreement and the other Loan Documents and it may perform such duties by or through its agents or employees. Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

B.                                     No Responsibility for Certain Matters. Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, collectability or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein, or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished by Agent to Lenders or by or on behalf of Borrower to Agent or any Lender in connection with the Loan Documents and the actions contemplated thereby, or for the financial condition or business affairs of Borrower, either Guarantor, any Loan Party or any other Person liable for the payment or performance of any Obligations, nor shall Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions (other than those set forth in subsection 4.1), provisions, covenants or agreements contained in any of the Loan Documents, or as to the use of the proceeds of the Loans, or the existence of any Event of Default or Potential Event of Default.

C.                                     Exculpatory Provisions. Neither Agent nor its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Agent under or in connection with any of the Loan Documents except to the extent caused by Agent’s gross negligence or willful misconduct. If Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all Lenders, as applicable. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by Agent, in good faith, to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders or all Lenders, as applicable. Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders or all Lenders, as applicable.

D.                                    Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender. With respect to its Commitment and Loans, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term “Lender” or “Lenders” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of Borrower’s Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower and Borrower’s Affiliates for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

8.3                                 Representations and Warranties; No Responsibility For Appraisal of Credit-worthiness.

Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower, Guarantors, and the Loan Parties in connection with the making of the Loans hereunder, and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower, Guarantors and the Loan Parties. Agent shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter (except such information as is, pursuant to the terms of this Agreement, required to be circulated by Agent to Lenders), and Agent shall have no responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

8.4                                 Right to Indemnity.

Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agent, to the extent that Agent shall not have been reimbursed by Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, but not limited to, reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred or asserted against Agent, in performing its duties hereunder or the other Loan Documents or otherwise in its capacity as Agent, in any way relating to or arising out of this Agreement or the other Loan Documents, as the case may be; provided that no Lender shall be liable to Agent for any portion of such liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of Agent. If any indemnity furnished to Agent for any purpose should, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do acts indemnified against until such additional indemnity is furnished.

8.5                                 Successor Agent.

Agent may resign at any time by giving 30 days’ prior written notice thereof to Lenders and Borrower. Upon any such notice of resignation, Requisite Lenders shall have the right, on five Business Days’ notice to Borrower, to appoint a successor Agent; provided that if such successor shall not be American Savings Bank, F.S.B., such appointment shall be subject to Borrower’s consent, which consent shall not be unreasonably withheld; provided, further, that if Requisite Lenders have not acted to appoint a successor Agent within 30 days after any such notice of resignation, then American Savings Bank, F.S.B. shall be appointed as such successor. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

Section 9.                                          MISCELLANEOUS

9.1                                 Assignments and Participations in Loans.

A.                                   General. Subject to the provisions of this subsection 9.1, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitment or any Loan or Loans made by it or any other interest herein or in any other Obligations owed to it; provided, that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such assignment or transfer shall have been accepted by Agent and recorded in the Register as provided in subsection 9.1B (ii); and provided, further, that no such sale, assignment, or transfer, or any participation therein, may be made separately from a sale, assignment, or transfer of a corresponding interest in the Commitment of the Lender effecting such sale, assignment, or transfer. Except as otherwise provided in this subsection 9.1, no Lender shall, as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or Loans, or the other Obligations owed to such Lender.

B.                                     Assignments.

(i)                                     Amounts and Terms of Assignments. Each Commitment, Loan, or other Obligation may (a) be assigned in any amount to another Lender, with the giving of notice to Borrower and Agent; or (b) be assigned to an Affiliate of the assigning Lender or an Affiliate of another Lender, or be assigned to another Eligible Assignee, in an aggregate amount of not less than $5,000,000.00 (or such lesser amount as shall constitute the aggregate Commitment,

Loans, and other Obligations of the assigning Lender), upon notice to and with the consent of Borrower and Agent (which consent of Borrower may be withheld in Borrower’s sole discretion); provided that any such assignment in accordance with either clause (a) or (b) above shall effect an assignment of a proportionate share of the Commitment of the assigning Lender and all corresponding Loans of the assigning Lender; and provided further that (x) no assignment of less than all of any Lender’s total Commitment, and all related Loans and other Obligations, shall result in the assigning Lender having a Commitment of less than $5,000,000, and (y) no assignment shall result in additional costs being payable by Borrower under subsection 2.5 or 3.1, as of the date of such assignment. To the extent of any such assignment in accordance with the preceding clause (a) or (b) of this subsection 9.1B, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, and other Obligations of the portion thereof so assigned.

The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,000.00 payable by the assignor or the assignee (provided, however, that the Borrower shall pay for such processing and recordation fee in connection with the assignment of a portion of the Commitment to American Savings Bank, a federal savings bank), and in each case with such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Agent pursuant to subsection 3.1B(iii)(a). Upon such execution, delivery, and acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (y) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto); provided no assignment hereunder shall impair any rights the assigning Lender may have under subsections 2.5D, 9.2 or 9.3 with respect to matters arising prior to such assignment. The Commitments hereunder shall be modified to reflect the Commitment(s) of such assignee and any remaining Commitments of such assigning Lender, and new Notes shall, if requested by the assignee, be issued to the assignee, substantially in the form of Exhibit “A” annexed hereto, with appropriate insertions.

(ii)                                  Acceptance by Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Affiliate of the assigning Lender or an Eligible Assignee, together with (x) the processing and recordation fee referred to in subsection 9.1B(i), and (y) any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Agent pursuant to subsection 3.1B(iii)(a), Agent shall, if such Assignment Agreement has been completed and is in substantially the form of Exhibit “5” hereto, and if Agent and Borrower have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 9.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Borrower. Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 9.1B(ii).

C.                                     Participations.  Upon notice to Agent and Borrower, any Lender may sell to one or more commercial banks or other Persons (other than a Designated Entity, Borrower or an Affiliate of the Borrower) (hereinafter referred to as a “Participant”) participating interests in its Commitment and the Loans made or to be made by such Lender pursuant to its Commitment, and the Obligations of that Lender hereunder and under the other Loan Documents, provided, however, that Borrower shall have no additional expense as a result of such participation, and provided, further, that (i) the selling Lender’s obligations under this Agreement shall remain unchanged, (ii) the selling Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Agent shall continue to deal solely and directly with the selling Lender in connection with the selling Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except as set forth in the last sentence of this subsection 9.1C. In the case of any participation, the Participant shall be entitled to the benefit of subsections 3.1 and 9.3 as though it were also a Lender hereunder, and not have any other rights under this Agreement, or any of the other Loan Documents, and all amounts payable by Borrower hereunder shall be determined as if such selling Lender had not sold such participation. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, or (iii) a reduction in the amount or calculation of the Unused Commitment Fee payable by Borrower hereunder, or (iv) the release of any Guarantor, or the release or subordination of any security given for repayment of the Loans. Each Lender that sells a participation to a participant pursuant to this subsection 9.1C shall, acting solely for this purpose as a non-fiduciary agent of Borrower (and such agency being solely for tax purposes), maintain a register on which it enters the name and address of each participant and the principal amounts (and interest amounts) of each participant’s interest in the obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. This Section 9.1C shall be construed so that the participations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

D.                                    Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 9.1, any Lender may assign and pledge all or any portion of its Loans, its Note, and the other Obligations owed to such Lender, to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

E.                                      Information. Each Lender may furnish any information concerning Borrower, Guarantors and the Loan Parties in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 9.19.

9.2                                 Expenses.

Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (i) all the actual and reasonable documented costs and expenses of preparation of the Loan Documents; (ii) all the reasonable documented costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of Borrower’s performance of and compliance with all agreements and conditions to be performed or complied with under this Agreement and the other Loan Documents; (iii) the reasonable documented fees, expenses and disbursements of counsel to Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans, and any consents, amendments, waivers or other modifications hereto or thereto, and any other documents or matters requested by Borrower; (iv) all other actual and reasonable documented costs and expenses incurred by Agent in connection with the negotiation, preparation and execution of the Loan Documents and the transactions contemplated hereby and thereby; and (v) after the occurrence and during the continuation of an Event of Default, all reasonable documented costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by Agent or any Lender in enforcing any Obligations of or in collecting any payments due from Borrower hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings.

9.3                                 Indemnity.

In addition to the payment of expenses pursuant to subsection 9.2, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to defend, indemnify, pay and hold harmless Agent and each Lender, and the officers, directors, employees, agents and affiliates of Agent and each Lender (collectively called the “lndemnitees”) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable documented fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations), on common law or equitable case or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including without limitation Lenders’ agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans) or the statements contained in any commitment letter delivered by Agent or any Lender to Borrower with respect thereto (collectively called the “Indemnified Liabilities”); provided that Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

9.4                                 Set-Off.

In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness at any time held or owing by that Lender to or for the credit or the account of Borrower against and on account of the obligations and liabilities of Borrower to that Lender under this Agreement, and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any other amounts due hereunder or any other Loan Document shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured; provided, however, that a Lender shall not exercise a right of set off against deposits held by such Lender if the exercise of such right would cause a default under another loan or obligation owed by Borrower, Guarantor or any Loan Party to such Lender.

9.5                                 Ratable Sharing.

Except as provided otherwise hereunder, Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under applicable Insolvency Laws, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees or other amounts then due and owing to that Lender from Borrower hereunder or under the Loan Documents (collectively, the “Aggregate Amounts Due From Borrower” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due From Borrower due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon receipt by such seller of its portion of such payment) in the Aggregate Amounts Due From Borrower then due to the other Lenders, so that all such recoveries of Aggregate Amounts Due From Borrower shall be shared by all Lenders in proportion to the Aggregate Amounts Due From Borrower then due to them (as calculated prior to such recovery); provided, that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

9.6                                 Amendments and Waivers: Replacement of Lenders.

A.                                   Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders and the Borrower; provided that any such amendment, termination, waiver or consent which (i) increases the amount of any of Commitments or reduces the principal amount of any of the Loans; (ii) changes any Lender’s Pro Rata Share; (iii) changes in any manner the definition of “Requisite Lenders”; (iv) changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; (v) postpones the scheduled final maturity date of any of the Loans; (vi) postpones the date on which any interest or any fees are payable; (vii) decreases the interest rate borne by any of the Loans or the amount of the Unused Commitment Fee payable hereunder; (viii) increases the maximum duration of Interest Periods permitted hereunder; (ix) reduces the amount or postpones the due date of any amount payable hereunder, or extends the required expiration date beyond the Termination Date; or (x) any reduction in or release of any Collateral or Guarantor; or (xi) changes in any manner the provisions contained in subsection 8.1 or this subsection 9.6, shall be effective only if evidenced by a writing by or on behalf of all Lenders with Obligations directly affected thereby. In addition: (i) any amendment, modification, termination or waiver of any of the statements contained in Section 5 shall be effective only if evidenced by a writing by Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, and (iii) no amendment, modification, termination or waiver of any provision of Section 8 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agent shall be effective without the written concurrence of Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Borrower, on Borrower.

B.                                     Replacement of Lenders. If, in connection with any proposed amendment, modification, termination or waiver to any of the provisions of this Agreement or the Note as contemplated by clauses (i) through (x) of the proviso of the first sentence in subsection 9.6A, the consent of one or more other Lenders whose consent is required is not obtained, then Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (i) or (ii) below, to either (i) replace each such non-consenting Lender or Lenders pursuant to subsection 3.3 so long as at the time of such replacement, each such replacement Lender consents to the proposed amendment, modification, termination or waiver, or (ii) terminate such non-consenting Lender’s Commitment, repay in full its outstanding Loans, and all other amounts due hereunder in accordance with subsection 2.4A(iv) without regard to any provisions herein requiring pro rata repayment of Obligations; provided that unless the Commitments that are terminated and the Loans that are repaid pursuant to the preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (ii), the Requisite Lenders (determined before giving effect to the proposed action) must specifically consent thereto.

9.7                                 Independence of Covenants.

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

9.8                                 Notices.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, faxed, telexed or sent by telecopy or United States mail courier service and shall be deemed to have been given when delivered in person by courier service, upon receipt of facsimile, telecopy or telex, or three Business Days after it has been deposited in the United States mail with postage prepaid; provided that notices to Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party’s name on the signature pages hereof or (i) as to Borrower or Agent, such other address as shall be designated by any such Person in a written notice delivered to the other parties hereto and (ii) as to each Lender, such other address as shall be designated by such Lender in a written notice delivered to Agent.

9.9                                 Survival of Representations, Warranties and Agreements.

A.                                   All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

B.                                     Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 2.5D, 3.1, 9.2 and 9.3 and the agreements of Lenders set forth in subsections 8.2C, 8.4 and 9.5 shall survive the payment of the Loans and the termination of this Agreement.

9.10                           Failure or Indulgence Not Waiver; Remedies Cumulative.

No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.11                           Marshalling; Payments Set Aside.

Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrower or any Guarantor or Loan Party, or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Agent or any Lender (or to Agent for the benefit of any Lender), or Agent or any Lender enforces any security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable case, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all liens, security interests, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

9.12                           Severability.

In case any provision in or obligation under this Agreement, the Note, or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.13                           Obligations Several; Independent Nature of Lenders’ Rights and Borrower’s Obligations.

The obligations of the Lenders hereunder are several and no Lender all be responsible for the obligations or Commitments of any other Lender. Nothing contained herein or in any other Loan Document, and no action by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to Section 8, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender or Agent to be joined as an additional party in any proceeding brought for any such purpose.

9.14                           Headings.

Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.15                           Applicable Law.

THIS AGREEMENT AND EACH NOTE, AND EACH AND ALL OF THE OTHER LOAN DOCUMENTS, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF HAWAII, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

9.16                           Successors and Assigns.

This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders’ rights of assignment are subject to subsection 9.1). None of the Borrower’s rights or obligations hereunder or any interest therein may be assigned or delegated by Borrower without the prior written consent of all Lenders.

9.17                           Consent to Jurisdiction and Service of Process.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF HAWAII, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION.

Borrower hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Borrower at its address described in subsection 9.8, such service being hereby acknowledged by Borrower to be sufficient for personal jurisdiction in any action against Borrower in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against Borrower in the courts of any other jurisdiction.

9.18                           Waiver of Jury Trial.

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS CREDIT TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.

The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, so-called “lender liability” claims, and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.

THIS WAIVER IS IRREVOCABLE AND MAY NOT BE MODIFIED ORALLY BUT MAY BE MODIFIED ONLY IN A WRITTEN INSTRUMENT, SIGNED BY EACH OF THE PARTIES HERETO AND SPECIFICALLY REFERRING TO THIS SUBSECTION 9.18. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE CREDIT EXTENDED HEREUNDER.

In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

9.19.                        Compliance with OFAC Restrictions.

Each Lender and the Borrower are obligated to comply with the laws and regulations administered by the United States Office of Foreign Asset Control (“OFAC Restrictions”). In order to comply with OFAC Restrictions, each Lender may be required to temporarily suspend processing a transaction, which may result in delayed availability of funds, or may be prohibited from closing a transaction altogether. Borrower agrees to the foregoing, and further agrees that if any Lender is required by applicable OFAC Restrictions to suspend processing of a transaction, or is prohibited by applicable OFAC Restrictions from closing a transaction, such Lender will not be liable for any damages of any kind or nature (including, without limitation, actual, consequential, special, incidental, punitive, or indirect damages, whether arising out of claims for “lender liability” or any other cause), which the Borrower may suffer or incur in connection with any such suspension of, or failure to close, a transaction.

9.20                           Confidentiality.

Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Borrower in accordance with such Lender’s customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Borrower that in any event a Lender may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participation therein, as long as such Lender informs such assignee, transferee or participant of the existence and content of this subsection 9.19 and such Person agrees to be bound hereby, or as required by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such nonpublic information prior to disclosure of such information; and provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by Borrower or any of its Subsidiaries.

9.21                           Counterparts; Facsimile Signatures; Effectiveness.

This Agreement and any amendments, waivers, consents or supplements or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; and signature pages may be detached from separate counterparts and attached to a single counterpart so that all pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof, by original or facsimile signature, of each of the parties hereto. Borrower and each Lender shall provide to Agent original, “hard copies” of such signatures by each such party within five (5) Business Days of the Effective Date).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto authorized as of the date first written above.

BORROWER:	HAWAIIAN TELCOM COMMUNICATIONS, INC.

	By:	/s/ Robert Reich
Title: SVP & Chief Financial Officer

Notice Address:
1177 Bishop Street
Honolulu, Hawaii 96813
Facsimile No.: (808) 546-8989
Attention: Francis Mukai, Corporate Secretary

With a copy to
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Facsimile No.: (212) 446-6460
Attention: Leonard Klingbaum

LENDERS:	FIRST HAWAIIAN BANK
as Agent and as a Lender

	By:	/s/ Jeffrey N. Higashi
Title: Senior Vice President

Notice Address:
First Hawaiian Bank
999 Bishop Street
Honolulu, Hawaii 96813
Facsimile No.: (808) 525-6200
Attention: Corporate Banking Division

EXHIBIT “1”

NOTICE OF BORROWING

Date:

To:	First Hawaiian Bank
999 Bishop Street
Honolulu, Hawaii 96813

Attention: Corporate Banking Division

Hawaiian Telcom Communications, Inc. (the “Borrower”) refers to the $30,000,000.00 Revolving Credit Agreement dated October 3, 2011, executed by and between the Borrower and First Hawaiian Bank as agent for the Lenders thereunder, and the Lenders therein listed (the “Credit Agreement”), and hereby gives you notice irrevocably, pursuant to Section 2.1B of the Credit Agreement, of the borrowing of the Loans specified herein:

1.                                       The Funding Date for the proposed Loans shall be                           , 20    .

2.                                       The aggregate amount of the proposed Loans is $

3.                                       The Loans shall be comprised of:

(a)                                  $                       of Base Rate Loans;

(b)                                 $                       of LIBOR Rate Loans with an Interest Period of 1 month;

(c)                                  $                       of LIBOR Rate Loans with an Interest Period of 2 months;

(d)                                 $                       of LIBOR Rate Loans with an Interest Period of 3 months;

(e)                                  $                       of LIBOR Rate Loans with an Interest Period of 6 months;

All capitalized terms used herein have the same meanings set forth in the Credit Agreement.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Funding Date for the Loans requested above, before and after giving effect thereto and to the application of proceeds therefrom:

(i)                                     after giving effect to the Loans requested above, the Principal Balance of all Loans will not exceed the Commitment.

(ii)                                  the representations and warranties of the Borrower contained in Section 5 of the Credit Agreement are true and correct as though made on and as of the Funding Date for the proposed Loans described above (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such earlier date); and

(iii)                               no Default or Event of Default has occurred and is continuing, or would result from such proposed Loans.

1

HAWAIIAN TELCOM COMMUNICATIONS, INC.

By:
Title:

2

EXHIBIT “2”

NOTICE OF CONVERSION

Date:

To:                              First Hawaiian Bank

999 Bishop Street

Honolulu, Hawaii 96813

Attention: Corporate Banking Division

Hawaiian Telcom Communications, Inc. (the “Borrower”) refers to the $30,000,000.00 Revolving Credit Agreement dated October 3, 2011, executed by and between the Borrower and First Hawaiian Bank as agent for the Lenders thereunder, and the Lenders therein listed (the “Credit Agreement”), and hereby gives you notice irrevocably, pursuant to Section 2.2D of the Credit Agreement, of the Conversion specified herein:

1.                                       The Business Day for the proposed Conversion shall be                             .

2.                                       Conversion: The aggregate amount of the proposed Conversion is $                  .  The Conversion shall consist of:

(a)                                  $                       of Base Rate Loans shall be converted into LIBOR Rate Loans with an Interest Period of              months.

(b)                                 $                       of LIBOR Rate Loans with an Interest Period of          months shall be converted into Base Rate Loans.

(c)                                  $                       of LIBOR Rate Loans with an Interest Period of          months shall be converted into LIBOR Rate Loans with a new Interest Period of              months.

All capitalized terms used herein have the same meanings such terms have in the Credit Agreement.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Conversion, before and after giving effect thereto and to the application of the proceeds therefrom:

(i)                                     the representations and warranties of the Borrower contained in Section 5 of the Credit Agreement are true and correct as though made on and as of the date of the proposed Conversion (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such earlier date); and

(ii)                                  no Default or Event of Default has occurred and is continuing, or would result from such proposed Conversion.

HAWAIIAN TELCOM COMMUNICATIONS, INC.

By:
Title:

1

Exhibit “3”

APPLICATION AND AGREEMENT FOR	Bank Use Only
STANDBY LETTER OF CREDIT	L/C No.

TO: FIRST HAWAIIAN BANK

Branch	Date
, Hawaii

Please issue an Irrevocable Standby Letter of Credit on substantially the same terms and conditions as shown in this application for
delivery to the Beneficiary by: ☐ Airmail	☐ Full Cable	☐ Courier	☐ Other

In issuing the Letter of Credit, the Bank is expressly authorized to make such changes from the terms set forth in this application as the Bank, in its sole discretion, may deem advisable provided that no such changes shall vary the principal terms hereof.

ADVISING BANK (If Blank, Correspondent Bank)	FOR ACCOUNT OF (APPLICANT)

IN FAVOR OF (BENEFICIARY)	AMOUNT

EXPIRY DATE AND PLACE FOR PRESENTATION

Date:
Automatic Extension: ☐ YES ☐ NO
	Place:	FHB’s Trade Finance Department in Honolulu, Hawaii, unless otherwise specified.

Available for payment by presentation of draft(s) at sight drawn on you or your correspondent.

Fees:

Issuing Fee $	Initial Standby Fee at the rate of		% per annum (360 days per year)
	Minimum $	/Year
(Subject to adjustment in the event of extension, amendment, or increase.)
Payment Fee	%, of drawn amount or minimum $	, whichever is greater. Plus other applicable fees.

(telex, courier, fax, etc.) and correspondents’ charges and fees when applicable.

Multiple Presentations permitted unless otherwise stated.

Please issue a Letter of Credit in substantially the format attached to this Application and Agreement.

The Applicant authorizes Bank to charge Applicant’s deposit account number                              maintained by the Applicant with Bank, at its                                     Branch, for all Letter of Credit fees and charges arising under or relating to this Application and Agreement for Standby Letter of Credit all of which are for applicant accounts.

By signing below, Applicant acknowledges that Applicant has read and agrees to all the above terms and conditions and the Agreement Governing Standby Letter of Credit on the reverse side (the “Agreement”).

Advance Rate: Amounts advanced under the Agreement and not repaid on the date of advance shall be deemed a credit extension immediately and shall bear interest at a fluctuating rate of interest which is equal to the sum of                          percentage points plus the Bank’s Prime Rate of the Bank (the “Advance Rate”). Interest on the advances will be computed on the basis of the actual number of days elapsed and the Advance Rate shall change whenever there is a change in the Prime Rate. The Prime Rate is the rate publicly announced by the Bank from time to time as its Prime Rate and is not necessarily the best or lowest rate offered by the Bank.

The Applicant authorizes Bank to charge the account selected below (the “Selected Account”) and any deposit accounts of Applicant with Bank for any and all amounts due from Applicant to Bank under this Agreement. In the event the Selected Account does not have sufficient available funds to reimburse Bank for the amounts due hereunder and the Bank does not debit a deposit account for such purpose, the Applicant will pay such amounts on demand, as specified in this Agreement. The Selected Account is (check one):

☐ (a) Deposit account no.	maintained by the Applicant with Bank.
☐ (b)

Date	Authorized Signature	Title

Applicant	Authorized Signature	Title

FOR BANK USE ONLY

Direct Outstanding Liability	$		The Letter of Credit is approved under one of the following:
Indirect Outstanding Liability			☐ Executive Committee	☐ My Lending Authority
This Request			☐ Credit Committee	☐ Other
Total		$0.00	☐ Credit Administration Division Authority
The Letter of Credit is issued under Line No.
Security			Applicant’s Obligor No.
Type: ☐ Financial ☐ Performance
			Approved By			/
Grade	NAICS No.		Signature			Emp. #
			Print Name		Its

EX-818A (REV. 7/12/04) (FRONT) BANCNET

AGREEMENT GOVERNING STANDBY LETTER OF CREDIT
(Includes Reimbursement Agreement)

First Hawaiian Bank (the “Bank”) and the applicant(s) (the “Applicant”) for Standby Letter of Credit (herein called the “Credit”) as set forth on the reverse hereof agree as follows:

1.   Reimbursement Agreement. As to drafts or other requests for payment drawn under or purporting to be drawn under the Credit, or pursuant to judgment or court order, the Applicant will reimburse, or pay in advance to Bank in U.S. currency at Bank’s election and on demand, the amount paid on or required to pay each sight draft payable in U.S. currency, and as to such drafts payable in other than U.S. currency, to reimburse Bank, on demand, the equivalent of the amount paid (plus cable or wire charges) in U.S. currency at the current rate of exchange in Hawaii for cable or wire transfers, to the place of payment in the currency in which such draft is drawn.

2.   Fees and Charges. The Applicant will pay Bank on demand a commission on all Credit used at the rate agreed upon or as specified by Bank, and all charges and expenses incurred by Bank and interest when chargeable in accordance with the Application, other agreement between the parties or as customarily imposed by the Bank in connection with similar Letters of Credit. Fees and charges not paid within ten days of demand shall bear interest at the Advance Rate described on the reverse side and may be charged to the Selected Account described on the reverse side or any other deposit account of the Applicant with the Bank.

3.   Security, Selected Account. As security for the payment of all obligations and indebtedness of the Applicant to Bank, now or hereafter existing under this Agreement, the Applicant hereby: (a) grants a security interest to Bank and gives Bank a general lien upon and right of set-off against all right, title, and interest of the Applicant in and to the Selected Account described on the reverse side and the balance of every deposit account now or at any time hereafter existing, of the Applicant with Bank, and any other claims of Applicant against Bank, and in and to all property, claims, and demands and rights and interests therein of the Applicant, and in and to all evidences thereof, which have been or at any time shall be delivered to or otherwise come into Bank’s possession, custody or control, or into the possession, custody or control of any of its agents or correspondents for any purpose, whether or not for the express purpose of being used by Bank as collateral security or for safekeeping or for any other or different purposes, it being understood that the receipt at any time by Bank, or any of its correspondents, of other security, of whatever nature, including cash, shall not be deemed a waiver of any of Bank’s rights or powers under this Agreement, (b) if any party shall have joined in the application for the Credit, assigns and transfers to Bank all right, title, and interest of the Applicant in and to all property and interests which the Applicant may now or hereafter obtain from such party as security for the obligations of such party arising in connection with the transaction to which the Credit relates; and (c) agrees at any time and from time to time, on demand, to deliver, convey transfer, or assign to Bank additional security of value and character satisfactory to Bank, or to make such payment as Bank may require.

4.   Security Documents. Upon demand by Bank, Applicant will execute and deliver to Bank all documents concerning security to be given or granted Bank, all in form and content applicable to Bank and shall pay Bank all applicable filing fees therefor. The Bank is authorized, as its option to file, financing statements and continuation statements without the signature of the Applicant with respect to any property securing these obligations of Applicant and Applicant agrees to pay the cost of any such filing.

5.   Payments. Until and except as the Applicant shall instruct Bank in writing to the contrary, Bank and its correspondents may, but shall have no obligation to, under the Credit, (a) receive and accept and pay drafts or other documents and instruments otherwise in order signed by, or issued to, the receiver, successor in interest, trustee in bankruptcy, personal representative, administrator, guardian or conservator of anyone named in the Credit as the person to whom drafts and other documents and instruments are to be drawn or issued; and (b) honor drafts for partial payments whether or not made in any designated amount or period of time, provided that the liability of the Applicant to reimburse Bank shall not exceed the amount of the Credit plus all applicable charges, expenses, and interest.

6.   No Liability of Bank for Certain Matters. The users of the Credit shall be deemed agents of the Applicant. Neither Bank nor Bank’s correspondents shall have any liability or responsibility for the correctness, validity, genuineness, sufficiency, or falsification of any documents or instruments, or for any delay in giving or failure to give notice, or for failure of any person to comply with the terms of the Credit, or for errors, omissions, delays in or nondelivery of any message, however sent, or for any other error, neglect, or omission if done in good faith, and any action taken in good faith by Bank and Bank’s correspondents shall be binding on the Applicant.

7.   Taxes and Tax Indemnity. Any and all payments made to Bank hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on net income and all income and franchise taxes of the United States and any political subdivisions thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter called “Taxes”). If the Applicant shall be required by law to deduct any taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this section 7) Bank shall receive an amount equal to the sum Bank would have received had no such deductions been made; (b) the Applicant shall make such deductions; and (c) the Applicant shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. The Applicant will indemnify Bank for the full amount of Taxes, (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this section 7), paid by Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date Bank makes written demand therefor. Within 30 days after the date of any payment of Taxes, the Applicant will furnish to Bank the original or a certified copy of a receipt evidencing payment thereof.

      8.   Default Remedies. Any property of the Applicant of whatever kind or character now or hereafter in Bank’s possession or under Bank’s control is security for the payment and performance of all of the Applicant’s indebtedness and obligations to Bank and may, without notice to the Applicant, be applied to the same by Bank, and Applicant will, upon demand, execute and deliver to Bank a security agreement in form satisfactory to Bank. Should the Applicant default in payment or performance of any of the terms hereof or of the Credit or any other agreements with Bank, or discontinue its present business, become incompetent or insolvent, die, institute any bankruptcy or insolvency proceedings, make an assignment for the benefit of creditors or become the subject of any receivership or other proceedings under the bankruptcy laws, or give any materially false information to, or withhold any essential financial information from Bank, or should the property, goods, documents, and instruments referred to in section 3 of this Agreement be attached, seized, impounded, or become subject to any other legal process or order, then upon the happening of any such events, Bank without the necessity of any notice, demand, or protest to or upon the Applicant or any other person, may do any or all of the following: (a) declare all indebtedness owing from the Applicant to Bank immediately due and payable; (b) take possession of the property, goods, documents, and instruments or any part thereof, and do all such acts affecting the same as Bank may deem necessary to conserve the same and its security interest therein; (c) apply all property of the Applicant to the indebtedness; (d) set off and apply all deposits at any time held or other indebtedness at any time owing by Bank to or for the credit or the account of the Applicant against any amounts owing by the Applicant to Bank; (e) take possession of the property, goods, documents, and instruments, or any part thereof, with or without process of law, and sell and dispose of the same at public or private sale; and (f) exercise all rights under the Uniform Commercial Code, Chapter 490, Hawaii Revised Statutes (the “UCC”), or any other applicable law, including but not limited to those of a secured creditor under Article 9 of the UCC. To the extent notice of sale shall be required by law, reasonable notice shall include, but shall not be limited to, written notice to the Applicant at the address shown on the reverse hereof at least five business days prior to the date of sale. Bank may purchase at such sale free from any right of redemption, which the Applicant hereby waive(s) and release(s). Bank in conducting such sales may act through an agent, its attorney(s), or any of its officers. The Applicant will pay Bank all expenses of taking possession, storing, transporting, conditioning, sale and collection, including reasonable attorneys’ fees, and Bank may deduct the same from the proceeds of any sale before crediting the balance, if any, to the indebtedness of the Applicant. Upon demand, the Applicant will pay to Bank any deficiency, and Bank will pay to the Applicant any surplus remaining after the application of the proceeds of the sale. The provisions of any separate agreement concerning security shall, if inconsistent herewith, control and govern Bank’s rights in respect thereby.

9.   Cumulative Remedies, etc. (a) Each remedy of Bank herein provided is cumulative, not alternative and in addition to all other remedies provided by law, and no waiver by Bank of any term or condition hereof or breach hereunder shall be deemed a waiver of any other term, condition, or subsequent breach. (b) All payments, remittances, deliveries of documents and instruments, and notices to Bank shall be made and delivered (unless otherwise specified herein) to the office of Bank shown on the reverse hereof; and any notice to Applicant shall be deemed sufficient if delivered personally to Applicant or deposited in the United States mail, postage prepaid, addressed to the Applicant at the address shown on the reverse hereof. (c) This Agreement shall inure to the benefit of Bank’s successors and assigns, and shall be binding upon the heirs, personal representatives, guardians, conservators, and trustees of the Applicant. (d) If the Applicant is more than one person, the liability of each Applicant shall be joint and several; and (e) Irrespective of the expiry date of Credit, Applicant shall remain liable hereunder until the Bank is released from liability by any person, firm, corporation or other entity, which is entitled to draw or demand payment under the Credit, and all amounts owed to the Bank hereunder have been irrevocably paid and satisfied in full.

10. Changes by Bank. Without releasing the Applicant from any liability hereunder and under the Credit, Bank may make such changes from the terms set forth herein as Bank, in its sole discretion, may deem advisable, provided that no such changes shall vary the principal terms hereof (amount, and expiry); however, Bank may, at the Applicant’s request, which may be signified by signing or initialing such change(s), vary or modify principal terms as described herein. Further, Bank may surrender, from time to time, to the person designated by the Applicant (or their nominees) all or any part of any property, goods, documents, and instruments against payments by, or other documents or instruments satisfactory to Bank executed by such persons.

11. Regulatory Costs and Compliance. The Applicant will comply with all foreign and U.S. laws, rules and regulations (including exchange and control regulations) now or hereafter applicable to the transaction related to the Credit or applicable to the execution, delivery, and performance by the Applicant of this Agreement and will pay to Bank on demand, in U.S. currency, such amounts as Bank may expend on account of such laws, rules and regulations..

12.   ISP and Hawaii Law Govern. This Agreement shall be construed and enforced in accordance with the International Standby Practices (ISP) as most recently published by the International Chamber of Commerce and in accordance with the laws of the State of Hawaii, U.S.A. The ISP shall govern in the event of any inconsistency.

Notwithstanding the foregoing, if a version of the UCP is incorporated in the attached letter of credit form, this Agreement shall be construed and enforced in accordance with the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce rather than the ISP governing in the event of any inconsistency.

13. Credit Extension. If Bank extends to Applicant (or any other party liable hereunder) a loan or other credit which in whole or in part is intended to (or does) satisfy the obligations of the Applicant hereunder (or of any other party liable hereunder), the rights of Bank hereunder shall continue until both full satisfaction of all obligations owed Bank hereunder as well as full satisfaction of all obligations owed Bank under any loan or other credit documents. Bank shall have all rights hereunder and under any such other documents, separately and cumulatively, until the occurrence of both events.

14. Beneficiaries. The Applicant hereby authorizes Bank to accept, honor, or pay (as applicable) against any draft or other document which on its face appears otherwise in order but which is signed, issued, or presented by any party or under the name of any party (a) purporting to act with authority (actual or apparent) on behalf of anyone named in the Credit: as the person to whom drafts and other documents and instruments are to be drawn or issued (herein called the “Beneficiary”), (b) purporting to claim through such Beneficiary, or (c) posing as such Beneficiary. The Applicant hereby agrees to reimburse Bank and any and all amounts which Bank may have to pay under the Credit by reason of any legal or factual insufficiency or infirmity in such party’s conduct or documents under clauses (a), (b), or (c) above.

15.   Miscellaneous. This Credit may be amended, modified, or revoked only upon the receipt by the Bank from the Applicant of a written request therefor and then only upon such terms and conditions as the Bank may prescribe. Captions used in this Agreement are for convenience only and shall not limit the meaning of any section of this Agreement.

EX-818A (REV. 7/12/04) (BACK) BANCNET

Exhibit “4”

	APPLICATION AND AGREEMENT FOR COMMERCIAL LETTER OF CREDIT	Bank Use Only
L/C No.
To: First Hawaiian Bank
Branch
	, Hawaii	Date

Please issue an Irrevocable Letter of Credit on substantially the same terms and conditions as shown in this application and forward same to your correspondent for delivery to the beneficiary by: ☐ Airmail ☐ Full Cable ☐ Other

ADVISING BANK	FOR ACCOUNT OF (APPLICANT)
(If Blank, Correspondent Bank)

IN FAVOR OF (BENEFICIARY)	AMOUNT

EXPIRY DATE FOR NEGOTIATION/PRESENTATION

Date:
in the country of the beneficiary unless otherwise stated.

Available by drafts at for % of the invoice value drawn on you or your correspondent.
(Sight, 30 days, etc.)

Discount charges, if any, are for account of (does not apply to Sight Draft): ☐ Applicant  ☐ Beneficiary.

Drafts must be accompanied by the following documents (in duplicate unless otherwise specified). Unless otherwise instructed, documents shall be forwarded to you in one airmail.

☐  Signed Commercial Invoice indicating merchandise is in accordance with

☐  Packing List

☐  Generalized System of Preferences Certificate of Origin Form A

☐  Marine Insurance Policy or Certificate in duplicate including War Risks, and all risks endorsed in blank for a minimum of 110% of the invoice value stipulating claims, if any, payable in U.S. Dollars in U.S.A.

☐  Full Set Clean On Board Ocean Bills Of Lading Freight ☐ Prepaid  ☐ Collect to order of First Hawaiian Bank, Notify Applicant.

☐  Shipper’s Copy Air Waybill Freight: ☐ Prepaid  ☐ Collect consigned to First Hawaiian Bank, Notify Applicant indicating the Letter of Credit number.

☐  Other Documents

Covering: Merchandise described in the invoice as (omit details as to grade, price, quality, etc.):

☐ Insurance effected by ourselves. We agree to keep insurance coverage in force until this transaction is completed.

Shipping Terms: ☐ EXW	☐ FCA	☐ CPT	☐ CIP	☐ FAS	☐ FOB	☐ CFR	☐ CIF	☐ Other
DISPATCH SHIPMENT	AT THE LATEST , 20					PARTIAL SHIPMENTS			TRANSSHIPMENTS
FROM	TO					☐ Permitted ☐ Prohibited			☐ Permitted ☐ Prohibited
SPECIAL CONDITIONS

By signing below, applicant acknowledges that applicant has read and agrees to all of the above terms and conditions and the Agreement Governing Commercial Letter of Credit on the reverse side (the “Agreement”).

The applicant authorizes Bank to charge applicant’s checking account number                                    maintained by the applicant with Bank for any and all amounts due from applicant to Bank under this Agreement.  In the event said checking account does not have sufficient funds to reimburse Bank for the amounts due hereunder, the applicant will pay such amounts on demand, as specified in this Agreement.  This authorization will remain in full force and effect until revoked by the applicant in writing.  However, any such revocation by the applicant shall not affect or impair Bank’s rights and remedies set forth in this Agreement.

Date	Authorized Signature	Title

Applicant	Authorized Signature	Title

Bank Use Only

Direct Outstanding Liability	$		The Letter of Credit is approved under one of the following:
Indirect Outstanding Liability			☐ Executive Committee	☐ My Lending Authority
This Request			☐ Credit Committee	☐ Other
Total		$0.00	☐ Credit Administration Division Authority
The Letter of Credit is issued under Line No.
Security Agreement: ☐ Required ☐ Not Required			Applicant’s Obligor No.
(Does not apply to Sight Drafts)
Approved By
Grade	NAICS No.			(Signature)

			Print Name		Its

EX-818 (REV. 7/12/04) (FRONT) BANCNET

AGREEMENT GOVERNING COMMERCIAL LETTER OF CREDIT

First Hawaiian Bank (herein called “Bank”) and applicant(s) (herein called “applicant”) for Commercial Letter of Credit (herein called the “Credit”) agree as set forth on the reverse hereof and as follows:

1.    As to drafts, acceptances, or other requests for payment drawn under or purporting to be drawn under the Credit, the applicant will:

a.    Reimburse or pay in advance to Bank in U.S. currency at Bank’s election and on demand, the amount paid on or required to pay each sight draft payable in U.S. currency, and as to such drafts payable in other than U.S. currency, to reimburse Bank, on demand, the equivalent of the amount paid (plus cable charges) in U.S. currency at the current rate of exchange in Hawaii for cable transfers, to the place of payment in the currency in which such draft is drawn; and

b.   To pay Bank in U.S. currency, the amount of each acceptance payable in U.S. currency, on demand, but not later than one business day prior to maturity (or if not payable at Bank, in time to reach the place of payment by mail not later than such day), and as to each acceptance payable in other than U.S. currency, to furnish Bank on demand or at such times, at its election, (i) the equivalent of the acceptance in U.S. currency at the rate of exchange above provided as for sight drafts payable in other than U.S. currency; or (ii) with first class bankers’ demand bills of exchange, acceptable to Bank, for the amount of the acceptance and payable in the currency thereof and endorsed by applicant.

2.    Applicant will pay Bank on demand a commission on all Credit used at the rate agreed upon or as specified by Bank, and all charges and expenses incurred by Bank and interest when chargeable.

3.    As security for the payment of all obligations and indebtedness of the applicant to the Bank, now or hereafter existing under this Agreement, the applicant hereby recognizes and admits Bank’s ownership in and unqualified rights to the possession and disposal of, and hereby grants Bank a security interest in (i) any and all documents of title, policies or certificates of insurance and other documents and instruments specified on the reverse hereof or accompanying or relative to drafts or acceptances drawn under the Credit, and any and all other property specified on the reverse hereof or shipped under or in connection with the Credit or in any way relative hereto (whether or not released to the applicant on trust or bailee receipt or otherwise), and (ii) any and all proceeds and products of the foregoing. In addition, as additional security, the Bank shall be subrogated to the rights of the applicant in respect of any transaction to which the Credit relates. Insofar as any property which may be held by or for the account of the Bank as collateral hereunder may be released to, or upon the order of the applicant, the applicant will sign and deliver to the Bank such form of security agreement covering such property as the Bank may require, it being understood that the Bank’s rights as specified therein shall be in furtherance of and in addition to (but not in limitation of) the Bank’s rights hereunder.

4.    If the Bank requires additional collateral, the applicant will, on demand, assign and deliver to the Bank collateral of a type and value satisfactory to the Bank.

5.    Upon demand by Bank, applicant will execute and deliver to Bank all necessary documents in form and content acceptable to Bank and pay Bank all applicable filing fees therefor.

6.    Until and except as applicant shall instruct Bank in writing to the contrary, Bank and its correspondents may, under the Credit, (i) receive and accept as “bills of lading” any documents acknowledging receipt of goods or property for carriage issued or purportedly issued by or on behalf of any carrier, and the date of such documents shall be deemed to be the date of shipment of the goods or property therein specified; (ii) receive and accept as documents of insurance either insurance policies or certificates; (iii) receive, accept, and pay drafts or other documents and instruments (otherwise in order signed by, or issued to, the receiver, trustee in bankruptcy, personal representative, administrator, guardian or conservator of anyone named in the Credit as the person to whom drafts and other documents and instruments are to be drawn or issued; and (iv) honor drafts for part or installment shipments whether or not made in any designated amount or period of time, or shipments in excess of the quantity specified in the Credit, provided that the liability of applicant to reimburse Bank shall not exceed the amount of the Credit plus all applicable charges, expenses, and interest.

7.    The users of the Credit shall be deemed agents of applicant, and neither Bank nor Bank’s correspondents shall have any liability or responsibility for the correctness, validity, genuineness, sufficiency, or falsification of any documents or instruments, or for the existence, character, quantity, quality, condition, value, shipment, or delivery of documents or instruments, or of any property or goods represented thereby, or the existence, sufficiency, or breach of contracts of carriage or insurance, or the solvency of insurers or the payment of losses, or for any delay in giving or failure to give notice, or for failure of any person to comply with the terms of the Credit, or for errors, omissions, delays in or nondelivery of any message however sent, or for any other error, neglect, or omission if done in good faith, and any action taken in good faith by Bank and Bank’s correspondents shall be binding on applicant.

8.    Any and all payments made to the Bank hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on net income and all income and franchise taxes of the United States and any political subdivisions thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter called “Taxes”). If the applicant shall be required by law to deduct any taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this section 8) the Bank shall receive an amount equal to the sum the Bank would have received had no such deductions been made; (ii) applicant shall make such deductions; and (iii) applicant shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Applicant will indemnify the Bank for the full amount of Taxes (including, withoutlimitation, any Taxes imposed by any jurisdiction on amounts payable under this section 8) paid by the Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date of demand therefor. Within 30 days after the date of any payment of Taxes, the applicant will furnish to the Bank the original or a certified copy of a receipt evidencing payment thereof.

9.    Applicant will, in connection with the property and goods under the Credit (i) procure all necessary import, export, and other licenses; (ii) comply with all applicable foreign and domestic law, rules, regulations and directives, and furnish such certificates with respect thereto as Bank may require; (iii) pay all freight, transportation, and storage charges; (iv) properly store or warehouse the same; (v) pay all duties, taxes, and assessments thereon before they become delinquent; (vi) assume all risk of loss, damage, or deterioration thereto and hold Bank harmless from any loss resulting therefrom; (vii) keep the same insured against loss or damage by fire, theft, transportation, and such other risks as Bank may determine in a company or companies and under policies or certificates of insurance chosen by applicant and acceptable to Bank, the proceeds of which are hereby assigned to Bank, and deliver such policies or certificates to Bank; and (viii) to indemnify and save Bank harmless from any expense incurred, including attorneys’ fees, and on demand pay to Bank all costs and expenses incurred by Bank in the enforcement of its rights or the collection of any sums hereunder.

10.  Any property of applicant of whatever kind or character now or hereafter in Bank’s possession or under Bank’s control is security for the payment and performance of all applicant’s indebtedness and obligations to Bank and may without notice to applicant be applied to the same by Bank, and applicant will, upon demand, execute and deliver to Bank a general pledge agreement in Bank’s regular form. Should applicant default in payment of performance of any of the terms hereof or of the Credit or any other agreements with Bank, or discontinue its present business, become incompetent or insolvent, die, institute any proceeding seeking to adjudicate the applicant as bankrupt or insolvent, make an assignment for the benefit of creditors or become the subject of any receivership or other proceedings under the bankruptcy laws, or give any materially false information to, or withhold any essential financial information from Bank, or should the property, goods, documents, and instruments be attached, seized, impounded, or become subject to any other legal process or order, then upon the happening of any such events, Bank without the necessity of any notice, demand, or protest to or upon applicant or any other person, may do any or all of the following: (i) declare all indebtedness owing from applicant to Bank immediately due and payable; (ii) take possession of the property, goods, documents and instruments or any part thereof, and do all such acts affecting the same as Bank may deem necessary to conserve the same and its security interest therein; (iii) apply all property of applicant to said indebtedness; (iv) set off and apply all deposits at any time held or other indebtedness at any time owing by the Bank to or for the credit or the account of the applicant against any amounts owing by the applicant to the Bank; (v) take possession of the property, goods, documents and instruments, or any part thereof, with or without process of law, and sell and dispose of the same at public or private sale; and (vi) exercise all rights under the Uniform Commercial Code, Chapter 490, Hawaii Revised Statutes, or any other applicable law. To the extent notice of sale shall be required by law, reasonable notice shall include, but shall not be limited to, written notice to the applicant at its address shown on the reverse hereof, at least five business days prior to the date of sale. Bank may purchase at such sale free from any right of redemption, which applicant hereby waive(s) and release(s) Bank in conducting such sales may act through an agent, its attorney(s), or any of its officers. Applicant will pay Bank all expenses of taking possession, storing, transporting, conditioning, sale and collection, including reasonable attorneys’ fees, and Bank may deduct the same from the proceeds of any sale before crediting the balance, if any, to the indebtedness of applicant. Upon demand, applicant will pay to Bank any deficiency, and Bank will pay to applicant any surplus remaining after the application of the proceeds of any sale.

11.  a. Each remedy of Bank herein provided is cumulative, not alternative and in addition to all other remedies provided by law, and no waiver by Bank of any term or condition hereof or breach hereunder shall be deemed a waiver of any other term, condition, or subsequent breach.

b.   All payments, remittances, deliveries of documents and instruments, and notices to Bank shall be made and delivered (unless otherwise specified herein) to the office of Bank shown on the reverse hereof, and any notice to applicant shall be deemed sufficient if delivered personally to applicant or deposited in the United States mail, postage prepaid, addressed to applicant at the address shown on the reverse hereof.

c.    This Agreement shall inure to the benefit of Bank’s successors and assigns, and shall be binding upon the heirs, personal representatives, guardians, conservators, and trustees of applicant.

d.   If applicant is more than one person, the liability of each applicant shall be joint and several.

12.  Without releasing applicant from any liability hereunder and under the Credit, Bank may make such changes from the terms set forth herein as Bank, in its sole discretion, may deem advisable, provided that no such changes shall vary the principal terms hereof (amount, expiry, merchandise); however, Bank may, at applicant’s request, which may be signified by signing or initialing such change(s), vary or modify principal terms as described herein. Further, Bank may surrender, from time to time to the person designated by applicant (or their nominees) all or any part of any property, goods, documents, and instruments.

13.  Applicant will comply with all foreign and U.S. laws, rules, and regulations (including exchange and control regulations) now or hereafter applicable to the transaction related to the Credit or applicable to the execution, delivery, and performance by the applicant of this Agreement.

14.  This Agreement shall be construed and enforced in accordance with the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce (the “UCP”) and in accordance with the laws of the State of Hawaii, U.S.A. The UCP shall govern in the event of any inconsistency.

EX-818 (REV. 7/12/04) (BACK) BANCNET

EXHIBIT “5”

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (“Agreement”) dated as of                            20       is made with reference to that certain Revolving Credit Agreement, dated as of October 3, 2011 (the “Credit Agreement’), among Hawaiian Telcom Communications, Inc. and First Hawaiian Bank, and is entered into between the “Assignor” described below, in its capacity as “Lender” under the Credit Agreement, and the “Assignee” described below. Assignor and Assignee hereby represent, warrant and agree as follows:

1.                                       Definitions. Capitalized terms defined in the Credit Agreement are used herein with the meanings set forth for such terms in the Credit Agreement. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

“Assignee” means

“Assigned Commitment” means (a)                 % of the Commitment of the Lender under the Credit Agreement, being equal to the following dollar amount $

“Assignor” means

“Borrower” means Hawaiian Telcom Communications, Inc.

“Effective Date” means the effective date of this Agreement determined in accordance with Section 9.1 B of the Credit Agreement.

1.                                       Representations and Warranties of the Assignor. The Assignor represents and warrants, to the Assignee, the Lenders and the Agent, as of the date hereof, as follows:

2.

(a)                                  The Commitment of the Assignor is                  % of the total Commitments (without giving effect to assignments thereof which have not yet become effective). The Assignor is the legal and beneficial owner of the Assigned Commitment and the Assigned Commitment is free and clear of any adverse claim.

(b)                                 The outstanding principal balance of Advances made by Assignor under its Commitment is $                                      .

(c)                                  The Assignor has full power and authority, and has taken all actions necessary to execute and deliver this Agreement and any and all other documents required to permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith.

(d)                                 This Agreement constitutes the legal, valid and binding obligation of the Assignor.

Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of his obligations under the Credit Agreement, and assumes no responsibility with respect to any statements,

1

warranties or representations made under or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness or sufficiency of the Credit Agreement or any Loan Document, other than as expressly set forth above.

3.                                       Representations and Warranties of the Assignee. The Assignee hereby represents and warrants to the Assignor, the Lender and the Agent as follows:

(a)                                  The Assignee is an Eligible Assignee;

(b)                                 The Assignee has full power and authority, and has taken all actions necessary to execute and deliver this Agreement, and any other documents required or permitted to be executed and delivered by it in connection with this Agreement, and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith;

(c)                                  This Agreement constitutes the legal, valid and binding obligation of the Assignee;

(d)                                 The Assignee has independently and without reliance upon the Assignor and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Assignee will, independently and without reliance upon the Assignor, the Agent or any Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;

(e)                                  The Assignee has received copies of the Credit Agreement and such of the Loan Documents as it has requested, together with copies of the most recent financial statements delivered pursuant to the Credit Agreement; and

(f)                                    If Assignee is organized under the laws of a jurisdiction outside the United States of America, attached hereto are the forms prescribed by the Internal Revenue Code and the Credit Agreement certifying Assignee’s exemption from United States withholding taxes with respect to all payments to be made to Assignee under the Credit Agreement.

5.                                       Assignment. On the terms set forth herein, Assignor, as of the Effective Date, hereby irrevocably sells, assigns and transfers to the Assignee all of the rights and obligation of the Assignor under the Credit Agreement and the other Loan Documents, in each case to the extent of the Assigned Commitment, and the Assignee irrevocably accepts such assignment of rights and assumes such obligations from the Assignor on such terms and as of the Effective Date. As of the Effective Date, Assignee shall have the rights and obligations of a “Lender” (as defined in the Credit Agreement) under the Loan Documents, to the extent of the Assigned Commitment. Assignee hereby appoints and authorizes the Agent to take such action and to exercise such powers as are delegated to the Agent by the Credit Agreement.

6.                                       Payment. On the Effective Date, Assignee shall pay to the Assignor, in immediately available funds, an amount equal to the purchase price, as agreed between the Assignor and the Assignee, of the Assigned Commitment. The Assignor and the Assignee have entered into a letter agreement, of even date herewith, which sets forth their agreement with respect to the amount of interest, fees, and other payments with respect to the Assigned Commitment which are to be retained by the Assignor.

2

The Assignor and the Assignee hereby agree that if either receives any payment of interest, principal, fees or any other amount under the Credit Agreement and other Loan Documents which is for the account of the other, it shall hold the same in trust for such party to the extent of such party’s interest therein and shall promptly pay the same to such party.

7.                                       Principal, Interest, Fees, etc. Any principal that would be payable and any interest, fees and other amounts that would accrue from and after the Effective Date to or for the account of the Assignor pursuant to the Credit Agreement and its Note, shall be payable to or for the account of the Assignor and the Assignee, in accordance with their respective interests as provided in this Agreement.

8.                                       Note; Schedule 1. The Assignor and the Assignee shall make appropriate arrangements with Borrower and the Agent concurrently with the execution and delivery hereof so that a replacement Note or Notes may be issued. As of the Effective Date, the Commitments of Assignor and Assignee to be reflected on Schedule 1 to the Credit Agreement shall be:

Commitment
Assignor %	$(	)
Assignee %	$(	)

6.                                       Further Assurances. Concurrently with the execution of this Agreement, Assignor shall execute four counterpart original Requests for Acceptance, in the form of Exhibit A to this Agreement, to be forwarded to the Agent. The Assignor and the Assignee further agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, and Assignor specifically agrees to cause the delivery of (i) four original counterparts of this Agreement and (ii) the Requests for Registration, to the Agent for the purpose of registration of Assignee as a “Lender” pursuant to the Credit Agreement.

7.                                       GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF HAWAII.

8.                                       Notices. All communications among the parties or notices in connection herewith shall be in writing, hand delivered or sent by registered airmail, postage prepaid, or by telex, telegram or cable, addressed to the appropriate party at its address set forth on the signature pages hereof. All such communications and notices shall be effective upon receipt.

9.                                       Binding Effect. This Agreement shall become effective upon the execution of the Request for Registration in the form of Exhibit A to this Agreement and the execution of the Consent in the form of  Exhibit B to this Agreement by the Borrower and the Agent, and shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

10.                                 Interpretation. The headings of the various sections hereof are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officials, officers or agents thereunto duly authorized as of the date first above written.

3

“Assignor”

By
Printed Name and Title
Address:

Attention:

“Assignee”

By
Printed Name and Title
Address:

Attention:

4

EXHIBIT “A”

REQUEST FOR REGISTRATION

TO:                            FIRST HAWAIIAN BANK, as Agent

THIS REQUEST FOR REGISTRATION OF ASSIGNEE is made as of the date of the enclosed Assignment Agreement with reference to that certain Revolving Credit Agreement dated as of                           , 2011, among Hawaiian Telcom Communications, Inc., the Lenders who are parties thereto, and First Hawaiian Bank, as Agent.

Assignor and Assignee hereby request that the Agent approve of Assignee as a Lender, and the Agent register Assignee as a Lender pursuant to the Credit Agreement effective as of the Effective Date described in the enclosed Assignment and Agreement and, in connection with this request, certify to the Agent that the enclosed Assignment Agreement sets forth the correct Assigned Commitment of the Assignee.

Enclosed with this Request are four counterpart originals of the Assignment Agreement.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Request for Registration by their duly authorized officers as of                                                   .

“Assignor”

By
Printed Name and Title
Address:

Attention:

“Assignee”

By
Printed Name and Title
Address:

Attention:

1

EXHIBIT “B”

CONSENT

TO:                            THE ASSIGNOR AND ASSIGNEE REFERRED TO IN THE ABOVE REQUEST FOR REGISTRATION

When countersigned by the Agent and Borrower below, this document shall certify that:

1.                                       The Agent and Borrower have consented, pursuant to the terms of the Credit Agreement, to the assignment by the Assignor to the Assignee of the Assigned Commitment.

2.                                       The Agent has registered the Assignee as a Lender under the Credit Agreement, effective as of the Effective Date described above, with a Commitment corresponding to the Assigned Commitment and has adjusted the registered Commitment of the Assignor to reflect the assignment of the Assigned Commitment.

FIRST HAWAIIAN BANK, as Agent

By
Its

APPROVED:

HAWAIIAN TELCOM COMMUNICATIONS, INC.

By:
Title:

1

EXHIBIT “6”

FORM OF CERTIFICATE OF NON-BANK STATUS

The undersigned hereby certifies (i) that it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) that it is not a “10 percent shareholder”, within the meaning of Section 881(c)(3)(B) of the Code, of the Borrower; (iii) that it is not a “controlled foreign corporation” within the meaning of Section 881(c)(3)(C) of the Code; (iv) that it is a “foreign corporation” as such term is used in Section 881(c)(1) of the Code; and (v) that it is entitled to receive payments of interest without deduction or withholding of any United States federal income tax pursuant to Section 881 of the Code (including applicable treasury regulations).

LENDER:

1

EXHIBIT “7”

AFTER RECORDATION MAIL[X]       PICKUP [  ]

To:                              Case Lombardi Pettit

737 Bishop Street, 26th Floor

Honolulu, Hawaii 96813

Attention:  Stacey W.E. Foy, Esq.

Pages:  12

AMENDMENT TO REAL PROPERTY MORTGAGE AND FINANCING STATEMENT

This AMENDMENT TO REAL PROPERTY MORTGAGE AND FINANCING STATEMENT is dated and effective as of October 3, 2011 (the “Effective Date”) and entered into by and among HAWAIIAN TELCOM COMMUNICATIONS, INC., a Delaware corporation (the “Borrower”), HAWAIIAN TELCOM, INC., a Delaware corporation (the “Mortgagor”), FIRST HAWAIIAN BANK, a Hawaii corporation, as the agent for the Lenders referred to below (in such capacity, “Agent”), and FIRST HAWAIIAN BANK, a Hawaii corporation, and each of the other Lenders from time to time made a party to the Amended and Restated Revolving Credit Agreement referred to below (each individually referred to herein as a “Lender” and collectively as “Lenders”).

RECITALS

WHEREAS, the Borrower and First Hawaiian Bank are parties to that certain Revolving Line of Credit Agreement dated as of October 28, 2010 (the “Revolving Credit Agreement”), which sets forth the terms and conditions under which FIRST HAWAIIAN BANK as Lender agreed to advance, and the Borrower agreed to borrow, a line of credit in the principal amount not to exceed Thirty Million Dollars ($30,000,000.00) (the “Line of Credit”).

WHEREAS, in order to secure the repayment of the Line of Credit, the Mortgagor executed and delivered to First Hawaiian Bank, as Mortgagee, that certain Real Property Mortgage and Financing Statement dated November 1, 2010 recorded in the Office of the Assistant Registrar of the Land Court of the State of Hawaii as Document No. 4015285 and

1

noted on the Transfer Certificate(s) of Title number(s) listed on Schedule A attached hereto and recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 2010-165556 (the “Mortgage”).

WHEREAS, the Borrower and First Hawaiian Bank, as Agent and Lender, have agreed to amend and restate in its entirety the Revolving Credit Agreement as set forth in that certain Amended and Restated Revolving Line of Credit Agreement dated concurrently herewith (the “Amended and Restated Revolving Line of Credit Agreement”).

WHEREAS, the Mortgagor and First Hawaiian Bank, as Mortgagee, wish to amend the Mortgage as more particularly set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Mortgagor, and First Hawaiian Bank, as Mortgagee, agree as follows:

1.                                       Definitions. All capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as those ascribed to them in the Amended and Restated Revolving Line of Credit Agreement.

2.                                       Amendments to Mortgage.  The Mortgage is hereby amended as follows:

A.                                   In the introduction, the following is substituted for the phrase “FIRST HAWAIIAN BANK, a Hawaii corporation (hereinafter called the “Mortgagee”)”:

FIRST HAWAIIAN BANK, a Hawaii corporation, (the “Mortgagee”) in its capacity as agent for FIRST HAWAIIAN BANK, a Hawaii corporation, and each of the other Lenders from time to time made a party to the Loan Agreement (as hereinafter defined) (the “Lenders”).

B.                                     The first recital is amended to provide as follows:

To secure the repayment of a revolving line of credit (the “Loan”) made available by the Lenders to HAWAIIAN TELCOM COMMUNICATIONS, INC., a Delaware corporation (the “Borrower”), in the maximum principal sum of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00), which loan is evidenced by that certain Revolving Note in that aggregate amount dated October 28, 2010, executed by Borrower, as maker, and made payable to First Hawaiian Bank, as Lender, as amended and restated by that certain Amended and Restated Revolving Note dated October 3, 2011, the provisions of such Note, and any renewals, extensions, further modifications, amendments, restatements or replacements thereof being incorporated herein by reference, being secured hereby and being hereinafter referred to as the “Note”;

C.                                     The third recital is amended to provide as follows:

AND ALSO to secure the observance and performance by the Borrower of all covenants, agreements, obligations and conditions required to be observed and performed by the Borrower under that certain Amended and Restated Revolving Line of Credit Agreement executed by the Borrower, the Agent, and the Lenders dated October 3, 2011 (the “Loan Agreement”) and by the Borrower

2

or the Mortgagor of all covenants, agreements, obligations and conditions required to be observed and performed by the Borrower or the Mortgagor under the other “Loan Documents”, as defined therein;

D.                                    The fourth recital is amended to provide as follows:

AND ALSO to secure the observance and performance by (i) Hawaiian Telcom Holdco, Inc., (ii) Hawaiian Telcom Inc., and Hawaiian Telcom Services, Inc, and (iii) each other Person, as that term is defined in the Loan Agreement, that subsequently becomes party to the Guaranty as a Guarantor on the terms provided for therein (individually and collectively, the “Guarantor”) of all covenants, agreements, obligations and conditions required to be observed and performed by the Guarantor under that certain Amended and Restated Guaranty executed by the Guarantor and Agent and dated October 3, 2011 (the “Guaranty”).

3.                                       Conformance. The Mortgage is hereby amended to conform with this Amendment, but in all other respects shall continue in full force and effect.

4.                                       Continuance of Security. The performance of the obligations of the Borrower under the Amended and Restated Revolving Line of Credit Agreement, the Note and any other Loan Documents to which it is a party, shall be fully secured by and entitled to the benefits of all of the security documents/guaranties/direct liability agreements described in the Amended and Restated Revolving Line of Credit Agreement and the other Loan Documents, and any modifications, extensions, renewals or replacements thereof.

5.                                       No Offsets. As of the date hereof, the Borrower has no claims, defenses or offsets against the Agent or the Lenders or against the Borrower’s obligations under the “Loan Documents”, as herein amended, whether in connection with the negotiations for or closing of the Revolving Commitment, of this Amendment, or otherwise, and if any such claims, defenses or offsets exist, they are hereby irrevocably waived and released.

6.                                       No Waiver. This Amendment is made on the express condition that nothing herein contained shall in any way be construed as affecting, impairing or waiving any rights of the Lenders under any of the Loan Documents, as herein amended.

7.                                       Entire Agreement. This Amendment incorporates all of the agreements between the parties relating to the amendment of the Mortgage and supersedes all other prior or concurrent oral or written letters, agreements or understandings relating to such amendment. This Amendment shall constitute and be deemed amendments to any inconsistent provisions of any commitment letter issued by the Lenders to the Borrower in connection with the amendment to the Mortgage and, upon the execution of this Amendment, any such commitment letter shall be deemed superseded by this Amendment and cancelled.

8.                                       Headings. The headings of paragraphs and subparagraphs herein are inserted only for convenience and reference, and shall in no way define, limit or describe the scope or intent of any provisions of this Amendment.

9.                                       Governing Law; Severability. This Amendment is executed and delivered, and shall be construed and enforced, in accordance with and governed by the laws of the State of Hawaii. If any provision of this Amendment is held to be invalid or unenforceable, the validity or enforceability of the other provisions of this Amendment shall remain unaffected.

3

10.                                 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

11.                                 Binding Effect. This Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower shall not assign this Amendment or any of the rights, duties or obligations of Borrower hereunder without the prior written consent of Agent and Lenders.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

4

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

HAWAIIAN TELCOM COMMUNICATIONS, INC.

By:
Name:
Title:

“Borrower”

HAWAIIAN TELCOM, INC.

By:
Name:
Title:

“Mortgagor”

FIRST HAWAIIAN BANK, a Hawaii corporation

By:
Name:	Jeffrey N. Higashi
Title:	Senior Vice President

“Agent/Lender”

5

STATE OF HAWAII	)
	)	SS.
CITY AND COUNTY OF HONOLULU	)

On                                                   , in the First Circuit, State of Hawaii, before me personally appeared                                              , to me personally known, who, being by me duly sworn or affirmed, did say that the person is the                                                                        of HAWAIIAN TELCOM COMMUNICATIONS, INC., a Delaware corporation, that said person executed the foregoing instrument on behalf of said HAWAIIAN TELCOM COMMUNICATIONS, INC. by authority of its Board of Directors, and said                                                                   acknowledged the instrument to be the free act and deed of said corporation.

The foregoing instrument is undated at time of notarization and contained            pages at the time of this acknowledgement/certification.

Type or print name:
Notary Public, State of Hawaii
My commission expires:

Date of Doc:		# Pages:
Name of Notary:		Notes:
Doc. Description:	Amendment to Real Property Mortgage and Financing Statement

(stamp or seal)

Notary Signature	Date
First Circuit, State of Hawaii

N O T A R Y C E R T I F I C A T I O N

6

STATE OF HAWAII	)
	)	SS.
CITY AND COUNTY OF HONOLULU	)

On                                                   , in the First Circuit, State of Hawaii, before me personally appeared                                          , to me personally known, who, being by me duly sworn or affirmed, did say that the person is the                                                                     of HAWAIIAN TELCOM, INC., a Hawaii corporation, that said person executed the foregoing instrument on behalf of said HAWAIIAN TELCOM, INC., by authority of its Board of Directors, and said                                                              acknowledged the instrument to be the free act and deed of said corporation.

The foregoing instrument is undated at time of notarization and contained            pages at the time of this acknowledgement/certification.

Type or print name:
Notary Public, State of Hawaii
My commission expires:

Date of Doc:		# Pages:
Name of Notary:		Notes:
Doc. Description:	Amendment to Real Property Mortgage and Financing Statement

(stamp or seal)

Notary Signature	Date
First Circuit, State of Hawaii

N O T A R Y C E R T I F I C A T I O N

7

STATE OF HAWAII	)
	)	SS.
CITY AND COUNTY OF HONOLULU	)

On                                                   , in the First Circuit, State of Hawaii, before me personally appeared Jeffrey N. Higashi, to me personally known, who, being by me duly sworn or affirmed, did say that the person is the Senior Vice President of FIRST HAWAIIAN BANK, a Hawaii corporation, that said person executed the foregoing instrument on behalf of said FIRST HAWAIIAN BANK, by authority of its Board of Directors, and said Jeffrey N. Higashi acknowledged the instrument to be the free act and deed of said corporation.

The foregoing instrument is undated at time of notarization and contained            pages at the time of this acknowledgement/certification.

Type or print name:
Notary Public, State of Hawaii
My commission expires:

Date of Doc:		# Pages:
Name of Notary:		Notes:
Doc. Description:	Amendment to Real Property Mortgage and Financing Statement

(stamp or seal)

Notary Signature	Date
First Circuit, State of Hawaii

N O T A R Y C E R T I F I C A T I O N

8

SCHEDULE “A”

Item	TMK	Land System	TCT
1	3-2-3-6-2	LC	6958 (2nd) 11920 (3rd)
2	3-6-4-6-6	LC	61,148
3	3-6-2-2-15	RS
4	3-1-6-2-83	LC	125,652
5	3-7-4-8-20	RS
6	1-9-8-18-29	LC	182,875
7	1-9-1-76-175	LC	440,189
8	1-2-1-10-51	DS	82296 (Part 1) 97324 (Parts 2 & 3) 14457 (Part 4) 120224 (Part 5) 114656 (Part 6)
9	1-4-7-13-18	LC	126,569
10	1-3-2-5-19	LD	85,494
11	1-2-3-3-15	RS
12	1-1-3-5-35	DS	10136 (1st)
13	1-4-5-15-4	LC	16,934
14	1-3-9-56-12	RS
15	1-9-5-21-10	DS	172,319
16	1-1-1-37-1	LC	171,672
17	1-1-1-35-3	LC	85,729 deregistered Doc. Nos. 2011- 133202 and 2011- 133203 recorded August 22, 2011
18	1-9-7-36-12 1-9-7-36-13 1-9-7-36-14 1-9-7-36-16	LC	129784 (One) 64496 (Two) 130596 (Three) 130775 (Four)
19	1-2-8-3-20	DS	129397 (2nd)
20	1-9-1-16-125	LC	592,314
21	1-7-4-9-3, 55	LC	534 (One) 105986 (Two)
22	1-2-6-24-12	RS
23	1-9-4-11-41	LC	43,571
24	1-9-4-157-100	RS

9

25	4-4-4-5-67-2	RS
26	4-4-1-6-15	RS
27	4-4-5-11-48	DS	52106 (1st)
28	4-3-6-5-21	DS	20514 (1st)
29	4-3-6-12-30	RS
30	4-5-4-24-23	RS
31	2-1-4-3-39	RS
32	2-3-8-12-8	RS
33	2-5-3-1-62	LC	38,389
34	2-3-9-17-43	RS
35	2-3-9-48-15	RS
36	2-4-6-9-13	LC	11,506
37	2-4-9-6-38	LC	149,736
38	2-2-4-7-72	RS
39	2-3-4-13-10	DS	20917 (1st) 11531 (2nd)
40	1-1-8-5-26	RS
41	1-2-9-21-29	RS
42	1-3-6-11-10	LC	51,045
43	1-3-6-5-6	LC	84,263
44	1-3-8-3-36	RS
45	1-3-9-12-5	LC	257,900
46	1-3-9-12-6	LC	257,900
47	1-3-9-12-9	LC	257,900
48	1-3-9-30-13	RS
49	1-3-9-38-4	RS
50	1-4-3-31-64	LC	969,002
51	1-4-3-31-9	LC	31,722
52	1-4-4-12-2	RS
53	1-4-7-23-10	DS	63,008 (1st)
54	1-4-7-23-11	DS	219,455 (1st)
55	1-5-5-15-8	RS
56	1-5-9-8-6	RS
57	1-6-6-21-11	LC	52,414
58	1-7-4-7-3	LC	167,272
59	1-8-4-22-2	LC	132,065
60	1-8-4-2-41	LC	635,369
61	1-8-5-13-13	LC	75,605
62	1-9-1-16-11	LC	114,172
63	1-9-1-17-36	LC	238,225 (1st)

10

64	1-9-1-25-62	LC	132,504 (1st) 57,277 (2nd)
65	1-9-1-56-26	LC	391,528
66	1-9-2-19-15	LC	138,040
67	1-9-2-19-78	LC	477,737
68	1-9-4-7-34	LC	616,136
69	1-9-5-46-8	LC	400,038
70	1-9-5-49-11	LC	434,744
71	2-1-4-2-2	RS
72	2-1-4-7-18	RS
73	2-2-2-2-21	RS
74	2-2-5-5-49	RS
75	2-2-7-20-10	RS
76	2-4-3-15-9	RS
77	2-5-2-29-59	LC	172,828
78	2-5-6-4-23	RS
79	INTENTIONALLY OMITTED
80	3-1-5-2-18	RS
81	3-1-5-41-184	LC	337,000
82	3-1-8-2-13	RS
83	3-1-9-4-50	RS
84	3-2-2-32-15	RS
85	3-2-4-15-29	RS
86	3-2-7-33-30	RS
87	3-2-8-17-13	RS
88	3-3-6-9-36	RS
89	3-4-3-2-19	RS
90	3-4-5-6-8 3-4-5-6-65 3-4-5-6-66	LC	55,870
91	3-5-3-11-101	LC	309,032
92	3-5-4-5-17	LC	53,926
93	3-6-4-6-84	RS
94	3-6-8-3-27	RS
95	3-6-9-8-8	RS
96	3-7-2-2-10	RS
97	3-7-2-2-9	RS
98	3-7-3-3-24	RS
99	3-7-6-22-95	RS
100	3-7-6-5-13	RS

11

101	3-7-8-5-47	RS
102	3-8-1-16-37	LC	54,758
103	3-8-4-5-66	RS
104	3-8-7-6-5	RS
105	3-9-2-81-41	RS
106	3-9-5-21-18	RS
107	3-9-6-5-49	RS
108	4-1-3-8-13	RS
109	4-1-6-10-8	LC	21,010 (1st) 50,800 (2nd) 91,902 (3rd)
110	4-1-9-5-42	RS
111	4-2-4-15-18	RS
112	4-2-8-7-30	RS
113	4-4-5-11-47	RS
114	4-4-6-10-43	RS
115	4-5-2-6-46	RS

12

EXHIBIT “8”

AMENDMENT TO SECURITY AGREEMENT

This AMENDMENT TO SECURITY AGREEMENT is dated and effective as of October 3, 2011 (the “Effective Date”) and entered into by and among HAWAIIAN TELCOM COMMUNICATIONS, INC., a Delaware corporation (the “Borrower”), HAWAIIAN TELCOM, INC., a Hawaii corporation, HAWAIIAN TELCOM HOLDCO, INC., a Delaware corporation, and HAWAIIAN TELCOM SERVICES COMPANY, INC., a Delaware corporation (such entities together with the Borrower being hereinafter referred to collectively as the “Borrower Parties”), FIRST HAWAIIAN BANK, a Hawaii corporation, as the agent for the Lenders referred to below (in such capacity, “Agent”), and FIRST HAWAIIAN BANK, a Hawaii corporation, and each of the other Lenders from time to time made a party to the Amended and Restated Revolving Line of Credit Agreement referred to below (each individually referred to herein as a “Lender” and collectively as “Lenders”).

RECITALS

WHEREAS, the Borrower and First Hawaiian Bank are parties to that certain Revolving Line of Credit Agreement dated as of October 28, 2010 (the “Revolving Credit Agreement”), which sets forth the terms and conditions under which FIRST HAWAIIAN BANK as Lender agreed to advance, and the Borrower agreed to borrow, a line of credit in the principal amount not to exceed Thirty Million Dollars ($30,000,000.00) (the “Line of Credit”).

WHEREAS, in order to secure the repayment of the Line of Credit, the Borrower Parties, as Debtors, entered into that certain Security Agreement dated October 28, 2010, in favor of First Hawaiian Bank, as the Secured Party (the “Security Agreement”).

WHEREAS, the Borrower and First Hawaiian Bank, as Agent and Lender have agreed to amend and restate in its entirety the Revolving Credit Agreement as set forth in that certain Amended and Restated Revolving Line of Credit Agreement dated concurrently herewith (the “Amended and Restated Revolving Line of Credit Agreement”).

WHEREAS, the Borrower Parties and First Hawaiian Bank, as Agent and Lender, wish to amend the Security Agreement as more particularly set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower Parties and First Hawaiian Bank, as Agent and Lender, agree as follows:

1.                                       Definitions. All capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as those ascribed to them in the Amended and Restated Revolving Line of Credit Agreement.

2.                                       Amendment.

2.1                                 Security Agreement.

The Security Agreement is amended as follows:

A.                                   The following dissolved entities are deleted as parties:

1

(i)                                     Hawaiian Telcom IP Video Investment, LLC;

(ii)                                  Hawaiian Telcom IP Video Research, LLC;

(iii)                               Hawaiian Telcom IP Service Delivery Investment LLC; and

(iv)                              Hawaiian Telcom IP Service Delivery Research, LLC.

B.                                     In the introduction, the following is substituted for the phrase “FIRST HAWAIIAN BANK, a Hawaii corporation (hereinafter called the “Secured Party”)”:

FIRST HAWAIIAN BANK, a Hawaii corporation, as agent for itself and each of the Lenders from time to time made a party to the Loan Agreement referred to below (in such capacity, the “Agent” and hereinafter called the “Secured Party”).

C.                                     The first recital is amended to provide as follows:

To secure the repayment of a revolving line of credit (the “Loan”) made available by the Lenders to Hawaiian Telcom Communications, Inc. a Delaware corporation (the “Borrower”) in the maximum principal sum of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00), which loan is evidenced by that certain Revolving Note in that aggregate amount dated October 28, 2010 executed by the Borrower, as maker, and made payable to First Hawaiian Bank, as Lender, as amended and restated by that certain Amended and Restated Revolving Note dated October 3, 2011, the provisions of such note and any renewals, extensions, modifications, further amendments, restatements or replacements thereof being incorporated herein by reference, being secured hereby and being hereinafter referred to as the “Note”.

D.                                    The third recital is amended to provide as follows:

AND ALSO to secure the observance and performance by the Debtors of all covenants, agreements, obligations and conditions required to be observed and performed by the Debtors under that certain Amended and Restated Revolving Line of Credit Agreement executed by the Borrower, the Agent and the Lenders and dated October 3, 2011 (the “Loan Agreement”) and by the Debtors of all covenants, agreements, obligations and conditions required to be observed and performed by the Debtors under the other “Loan Documents”;

E.                                      The fourth recital is amended to provide as follows:

AND ALSO to secure the observance and performance by the “Guarantor” as the term is defined in the Loan Agreement (the “Guarantor”), of all covenants, agreements, obligations and conditions required to be observed and performed by the Guarantor under that certain Amended and Restated Guaranty (the “Guaranty”) executed by the Guarantor and Agent and dated October 3, 2011.

F.                                      The proviso in Section (1)(a) of Exhibit “1” is amended to provide as follows:

Provided that the Pledged Stock shall not include (1) to the extent

2

applicable law requires that a subsidiary of such Debtor issue directors’ qualifying shares, such qualifying shares, or (2) more than 65% of the Equity Interests of any Subsidiary that is not a U.S. Subsidiary;

3.                                       Conformance. The Security Agreement is hereby amended to conform with this Amendment, but in all other respects shall continue in full force and effect.

4.                                       Continuance of Security. The performance of the obligations of the Borrower under the Amended and Restated Revolving Line of Credit Agreement, the Note and any other Loan Documents to which it is a party, shall be fully secured by and entitled to the benefits of all of the security documents/guaranties/direct liability agreements described in the Amended and Restated Revolving Line of Credit Agreement and the other Loan Documents, and any modifications, extensions, renewals or replacements thereof.

5.                                       No Waiver. This Amendment is made on the express condition that nothing herein contained shall in any way be construed as affecting, impairing or waiving any rights of the Lenders under any of the Loan Documents, as herein amended.

6.                                       Entire Agreement. This Amendment incorporates all of the agreements between the parties relating to the amendment of the Security Agreements and supersedes all other prior or concurrent oral or written letters, agreements or understandings relating to such amendment. This Amendment shall constitute and be deemed amendments to any inconsistent provisions of any commitment letter issued by the Lenders to the Borrower in connection with the amendment of the Security Agreements and, upon the execution of this Amendment, any such commitment letter shall be deemed superseded by this Amendment and cancelled.

7.                                       Headings. The headings of paragraphs and subparagraphs herein are inserted only for convenience and reference, and shall in no way define, limit or describe the scope or intent of any provisions of this Amendment.

8.                                       Governing Law; Severability. This Amendment is executed and delivered, and shall be construed and enforced, in accordance with and governed by the laws of the State of Hawaii. If any provision of this Amendment is held to be invalid or unenforceable, the validity or enforceability of the other provisions of this Amendment shall remain unaffected.

9.                                       Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

10.                                 No Offsets. As of the date hereof, the Borrower Parties have no claims, defenses or offsets against the Agent or the Lenders or against the Borrower Parties’ obligations under the “Loan Documents”, as herein amended, whether in connection with the negotiations for or closing of the Revolving Commitment, of this Amendment, or otherwise, and if any such claims, defenses or offsets exist, they are hereby irrevocably waived and released.

11.                                 Binding Effect. This Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower shall not assign this Amendment or any of the rights, duties or obligations of Borrower hereunder without the prior written consent of Agent and Lenders.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

3

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

HAWAIIAN TELCOM COMMUNICATIONS, INC.

By:
Name:
Title:

“Borrower”

HAWAIIAN TELCOM, INC.

By:
Name:
Title:

HAWAIIAN TELCOM HOLDCO, INC.

By:
Name:
Title:

HAWAIIAN TELCOM SERVICES COMPANY, INC.

By:
Name:
Title:

“Borrower Parties”

FIRST HAWAIIAN BANK, a Hawaii corporation

By:
Name:	Jeffrey N. Higashi
Title:	Senior Vice President

““Agent/Lender”

4

STATE OF HAWAII	)
	)	SS.
CITY AND COUNTY OF HONOLULU	)

On                                                   , in the First Circuit, State of Hawaii, before me personally appeared                                 , to me personally known, who, being by me duly sworn or affirmed, did say that the person is the                                                          of HAWAIIAN TELCOM COMMUNICATIONS, INC., a Delaware corporation, that said person executed the foregoing instrument on behalf of said HAWAIIAN TELCOM COMMUNICATIONS, INC. by authority of its Board of Directors, and said                                                                  acknowledged the instrument to be the free act and deed of said corporation.

The foregoing instrument is undated at time of notarization and contained            pages at the time of this acknowledgement/certification.

Type or print name:
Notary Public, State of Hawaii
My commission expires:

Date of Doc:		# Pages:

Name of Notary:		Notes:

Doc. Description:	Amendment to Security Agreement

(stamp or seal)

Notary Signature	Date

First Circuit, State of Hawaii

N O T A R Y C E R T I F I C A T I O N

5

STATE OF HAWAII	)
	)	SS.
CITY AND COUNTY OF HONOLULU	)

On                                                   , in the First Circuit, State of Hawaii, before me personally appeared                                 , to me personally known, who, being by me duly sworn or affirmed, did say that the person is the                                                          of HAWAIIAN TELCOM, INC., a Delaware corporation, that said person executed the foregoing instrument on behalf of said HAWAIIAN TELCOM, INC. by authority of its Board of Directors, and said                                                                  acknowledged the instrument to be the free act and deed of said corporation.

The foregoing instrument is undated at time of notarization and contained            pages at the time of this acknowledgement/certification.

Type or print name:
Notary Public, State of Hawaii
My commission expires:

Date of Doc:		# Pages:

Name of Notary:		Notes:

Doc. Description:	Amendment to Security Agreement

(stamp or seal)

Notary Signature	Date

First Circuit, State of Hawaii

N O T A R Y C E R T I F I C A T I O N

6

STATE OF HAWAII	)
	)	SS.
CITY AND COUNTY OF HONOLULU	)

On                                                   , in the First Circuit, State of Hawaii, before me personally appeared                                 , to me personally known, who, being by me duly sworn or affirmed, did say that the person is the                                                          of HAWAIIAN TELCOM HOLDCO, INC., a Hawaii corporation, that said person executed the foregoing instrument on behalf of said HAWAIIAN TELCOM HOLDCO, INC., by authority of its Board of Directors, and said                                                              acknowledged the instrument to be the free act and deed of said corporation.

The foregoing instrument is undated at time of notarization and contained            pages at the time of this acknowledgement/certification.

Type or print name:
Notary Public, State of Hawaii
My commission expires:

Date of Doc:		# Pages:

Name of Notary:		Notes:

Doc. Description:	Amendment to Security Agreement

(stamp or seal)

Notary Signature	Date

First Circuit, State of Hawaii

N O T A R Y C E R T I F I C A T I O N

7

STATE OF HAWAII	)
	)	SS.
CITY AND COUNTY OF HONOLULU	)

On                                                   , in the First Circuit, State of Hawaii, before me personally appeared                                 , to me personally known, who, being by me duly sworn or affirmed, did say that the person is the                                                          of HAWAIIAN TELCOM SERVICES COMPANY, INC., a Delaware corporation, that said person executed the foregoing instrument on behalf of said HAWAIIAN TELCOM SERVICES COMPANY, INC., by authority of its Board of Directors, and said                                                                acknowledged the instrument to be the free act and deed of said corporation.

The foregoing instrument is undated at time of notarization and contained            pages at the time of this acknowledgement/certification.

Type or print name:
Notary Public, State of Hawaii
My commission expires:

Date of Doc:		# Pages:

Name of Notary:		Notes:

Doc. Description:	Amendment to Security Agreement

(stamp or seal)

Notary Signature	Date

First Circuit, State of Hawaii

N O T A R Y C E R T I F I C A T I O N

8

STATE OF HAWAII	)
	)	SS.
CITY AND COUNTY OF HONOLULU	)

On                                                   , in the First Circuit, State of Hawaii, before me personally appeared Jeffrey N. Higashi, to me personally known, who, being by me duly sworn or affirmed, did say that the person is the Senior Vice President of FIRST HAWAIIAN BANK, a Hawaii corporation, that said person executed the foregoing instrument on behalf of said FIRST HAWAIIAN BANK, by authority of its Board of Directors, and said Jeffrey N. Higashi acknowledged the instrument to be the free act and deed of said corporation.

The foregoing instrument is undated at time of notarization and contained            pages at the time of this acknowledgement/certification.

Type or print name:
Notary Public, State of Hawaii
My commission expires:

Date of Doc:		# Pages:

Name of Notary:		Notes:

Doc. Description:	Amendment to Security Agreement

(stamp or seal)

Notary Signature	Date

First Circuit, State of Hawaii

N O T A R Y C E R T I F I C A T I O N

9

EXHIBIT “9”

Pro Forma dated 9/22/2011 at 8:00 a.m.

Last Revised 9/28/2011

E N D O R S E M E N T   N O.    19

Issued by

FIRST AMERICAN TITLE INSURANCE COMPANY

Attached to Policy No. FCW6-01000088

dated November 1, 2010 at 8:01 a.m.

The Company insures against loss or damage sustained by reason of:

1.                                       The failure of that certain AMENDMENT TO REAL PROPERTY MORTGAGE AND FINANCING STATEMENT  executed by HAWAIIAN TELCOM COMMUNICATIONS, INC., a Delaware corporation, (the “Borrower”), HAWAIIAN TELCOM, INC., a Delaware corporation (the “Mortgagor”), “Mortgagor”, and FIRST HAWAIIAN BANK, a Hawaii corporation, in its capacity as agent for FIRST HAWAIIAN BANK, a Hawaii corporation, and each of the other Lenders from time to time made a party to the Loan Agreement (the “Lender”), dated                             , filed as Land Court Document No.                         , recorded as Document No.                                , to modify the Insured Mortgage or the obligation secured thereby.

2.                                       The priority of any lien or encumbrance over the lien of the Insured Mortgage as modified by the above mentioned Amendment, except for those matters shown in Schedule B as prior to the insured mortgage, and the following matters:

A.                                   Real Property Taxes, Second Installment, Fiscal Year July 1, 2011 - June 30, 2012.

Payable on or before February 20, 2012.

B.                                     As to Tax Key (1) 9-5-046-008:

FIFTH AMENDMENT TO DECLARATION OF PROTECTIVE COVENANTS, CONDITIONS AND RESTRICTIONS FOR MILILANI TECHNOLOGY PARK dated May 11, 2011 filed as Land Court Document No. 4072879.

1

C.                                              As to Tax Key (1) 1-1-035-003:

(1)                                  Deregistration of Certificate of Title 85,729 recorded as Document No. 2011-133202.

(2)                                  VOLUNTARY REQUEST FOR DEREGISTRATION recorded as Document No. 2011-133203.

This endorsement does not insure against loss or damage, and the Company will not pay costs, attorneys’ fees, or expenses, by reason of any claim that arises out of the transaction creating the Modification by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws that is based on:

1.                                             the Modification being deemed a fraudulent conveyance or fraudulent transfer; or

2,                                       the Modification being deemed a preferential transfer except where the preferential transfer results from the failure

a.                                       to timely record the instrument of transfer; or

b.                                      of such recordation to impart notice to a purchaser for value or to a judgment or lien creditor.

2

This endorsement is issued as part of the policy.  Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance.  To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls.  Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:                    at

By Title Guaranty of Hawaii, Inc.,

its Authorized Agent

3

SCHEDULE “1”

Bank	Commitment	Commitment Percentage
First Hawaiian Bank	$30,000,000.00	100.00%

1